================================================================================



                             AMENDED AND RESTATED


                           SECURED CREDIT AGREEMENT

                         DATED AS OF FEBRUARY 28, 1997

                                     AMONG

                       SYSTEM SOFTWARE ASSOCIATES, INC.,


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                                   AS AGENT,

                           BANK OF AMERICA ILLINOIS,
                                AS ISSUING BANK

                                      AND

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



================================================================================

                               TABLE OF CONTENTS

Section                                                                    Page
                                   ARTICLE I
                                  DEFINITIONS..............................   1
  1.1  Certain Defined Terms...............................................   1
  1.2  Other Interpretive Provisions.......................................  20
  1.3  Accounting Principles...............................................  21

                                  ARTICLE II
                                  THE CREDITS..............................  22
  2.1  Amounts and Terms of Commitments....................................  22
  2.2  Loan Accounts.......................................................  22
  2.3  Procedure for Borrowing.............................................  23
  2.4  Conversion and Continuation Elections...............................  24
  2.5  Voluntary Termination or Reduction of Commitments...................  25
  2.6  Mandatory Prepayments...............................................  26
  2.7  Optional Prepayments................................................  26
  2.8  Make Whole Fee......................................................  26
  2.9  Repayment...........................................................  27
  2.10 Interest Rates......................................................  27
  2.11 Commitment Fees.....................................................  28
  2.12 Computation of Fees and Interest....................................  28
  2.13 Payments by the Borrower............................................  28
  2.14 Payments by the Banks to the Agent..................................  29
  2.15 Sharing of Payments, Etc............................................  30
  2.16 Security and Guaranty...............................................  30

                                  ARTICLE III
                            THE LETTERS OF CREDIT..........................  31
  3.1  The Letter of Credit Subfacility....................................  31
  3.2   Issuance, Amendment and Renewal of Letters of
        Credit.............................................................  32
  3.3  Risk Participations, Drawings and Reimbursements....................  34
  3.4  Repayment of Participations.........................................  36
  3.5  Role of the Issuing Bank............................................  36
  3.6  Obligations Absolute................................................  37
  3.7  [RESERVED]..........................................................  38
  3.8  Letter of Credit Fees...............................................  38
  3.9  Uniform Customs and Practice........................................  39

                                   ARTICLE IV
                   TAXES, YIELD PROTECTION AND ILLEGALITY..................  39
  4.1  Taxes...............................................................  39
  4.2  Illegality..........................................................  40
  4.3  Increased Costs and Reduction of Return.............................  41
  4.4  Funding Losses......................................................  42
  4.5  Inability to Determine Rates........................................  42
  4.6  Certificates of Banks...............................................  43
  4.7  Substitution of Banks...............................................  43

Section                                                                    Page
  4.8  Survival............................................................  43

                                  ARTICLE V
                            CONDITIONS PRECEDENT...........................  43
  5.1  Conditions of Initial Loans.........................................  43
        (a)    Credit Agreement............................................  43
        (b)    Notes.......................................................  43
        (c)    Warrants....................................................  44
        (d)    Resolutions; Incumbency.....................................  44
        (e)    Organization Documents; Good Standing.......................  44
        (f)    Legal Opinion...............................................  44
        (g)    Payment of Fees.............................................  44
        (h)    Collateral Documents........................................  44
        (i)    Certificate.................................................  46
        (j)    Note Agreement Amendment....................................  46
        (k)    Other Documents.............................................  46
  5.2  Conditions to All Borrowings and Letters of Credit..................  46
        (a)    Notice of Transaction.......................................  47
        (b)    Continuation of Representations and
               Warranties..................................................  47
        (c)    No Existing Default.........................................  47

                                   ARTICLE VI
                       REPRESENTATIONS AND WARRANTIES......................  47
  6.1  Corporate Existence and Power.......................................  47
  6.2  Corporate Authorization; No Contravention...........................  48
  6.3  Governmental Authorization..........................................  48
  6.4  Binding Effect......................................................  48
  6.5  Litigation..........................................................  48
  6.6  No Default..........................................................  49
  6.7  ERISA Compliance....................................................  49
  6.8  Use of Proceeds; Margin Regulations.................................  50
  6.9  Properties..........................................................  50
  6.10 Taxes...............................................................  50
  6.11 Financial Condition.................................................  50
  6.12 Environmental Matters...............................................  51
  6.13 Regulated Entities..................................................  51
  6.14 No Burdensome Restrictions..........................................  51
  6.15 Copyrights, Patents, Trademarks and Licenses, etc...................  51
  6.16 Subsidiaries........................................................  52
  6.17 Insurance...........................................................  52
  6.18 Deposit Accounts, Etc...............................................  52
  6.19 Collateral Documents................................................  52
  6.20 Solvency............................................................  52
  6.21 Full Disclosure.....................................................  53

Section                                                                    Page
                                  ARTICLE VII
                            AFFIRMATIVE COVENANTS..........................  53
  7.1  Financial Statements................................................  53
  7.2  Certificates; Other Information.....................................  55
  7.3  Notices.............................................................  56
  7.4  Preservation of Corporate Existence, Etc............................  57
  7.5  Maintenance of Property.............................................  57
  7.6  Insurance...........................................................  57
  7.7  Payment of Obligations..............................................  57
  7.8  Compliance with Laws................................................  58
  7.9  Compliance with ERISA...............................................  58
  7.10 Inspection of Property and Books and Records........................  58
  7.11 Environmental Laws..................................................  59
  7.12 Use of Proceeds.....................................................  59
  7.13 Further Assurances..................................................  59
  7.14 Most Favored Lender Provision.......................................  59

                                  ARTICLE VIII
                               NEGATIVE COVENANTS..........................  60
  8.1  Limitation on Liens.................................................  60
  8.2  Disposition of Assets...............................................  61
  8.3  Consolidations and Mergers..........................................  62
  8.4  Loans and Investments...............................................  62
  8.5  Limitation on Indebtedness..........................................  64
  8.6  Transactions with Affiliates........................................  64
  8.7  Use of Proceeds.....................................................  64
  8.8  Contingent Obligations..............................................  65
  8.9  Lease Obligations...................................................  65
  8.10 Restricted Payments.................................................  65
  8.11 Asset Acquisitions..................................................  65
  8.12 Deposit Accounts....................................................  66
  8.13 ERISA...............................................................  66
  8.14 Change in Business..................................................  66
  8.15 Accounting Changes..................................................  66

                                   ARTICLE IX
                             FINANCIAL COVENANTS...........................  66
  9.1   Consolidated Net Worth.............................................  67
  9.2  Cash Balances.......................................................  67
  9.3  Capital Expenditures................................................  67

                                   ARTICLE X
                              EVENTS OF DEFAULT............................  67
  10.1  Event of Default...................................................  67
        (a)    Non-Payment.................................................  67
        (b)    Representation or Warranty..................................  67
        (c)    Specific Defaults...........................................  67
        (d)    Other Defaults..............................................  67

Section                                                                     Page
       (e) Cross-Default...................................................   67
       (f) Insolvency; Voluntary Proceedings...............................   68
       (g) Involuntary Proceedings.........................................   68
       (h) ERISA...........................................................   68
       (i) Monetary Judgments..............................................   69
       (j) Non-Monetary Judgments..........................................   69
       (k) Change of Control...............................................   69
       (l) Collateral......................................................   69
  10.2 Remedies............................................................   69
  10.3 Rights Not Exclusive................................................   70

                                      ARTICLE XI
                                      THE AGENT............................   70
  11.1  Appointment and Authorization......................................   70
  11.2  Delegation of Duties...............................................   71
  11.3  Liability of Agent.................................................   71
  11.4  Reliance by Agent..................................................   71
  11.5  Notice of Default..................................................   72
  11.6  Credit Decision....................................................   72
  11.7  Indemnification of Agent...........................................   73
  11.8  Agent in Individual Capacity.......................................   73
  11.9  Successor Agent....................................................   74
  11.10 Withholding Tax....................................................   74

                                     ARTICLE XII
                                    MISCELLANEOUS..........................   76
  12.1  Amendments and Waivers.............................................   76
  12.2  Notices............................................................   77
  12.3  No Waiver; Cumulative Remedies.....................................   78
  12.4  Costs and Expenses.................................................   78
  12.5  Borrower Indemnification...........................................   79
  12.6  Marshalling Payments Set Aside.....................................   79
  12.7  Successors and Assigns.............................................   80
  12.8  Assignments, Participations, etc...................................   80
  12.9  Confidentiality....................................................   82
  12.10 Set-off............................................................   82
  12.11 Automatic Debits of Fees...........................................   83
  12.12 Notification of Addresses, Lending Offices, Etc....................   83
  12.13 Counterparts.......................................................   83
  12.14 Severability.......................................................   83
  12.15 No Third Parties Benefited.........................................   83
  12.16 Governing Law and Jurisdiction.....................................   84
  12.17 Entire Agreement...................................................   84
  12.18 Reaffirmation and Restatement......................................   84

     SCHEDULES

     Schedule 1.1   Original Financial Covenants
     Schedule 2.1   Commitments
     Schedule 3.3   Existing BAI Letters of Credit
     Schedule 6.5   Litigation
     Schedule 6.7   ERISA
     Schedule 6.9   Real Property
     Schedule 6.11  Permitted Liabilities
     Schedule 6.12  Environmental Matters
     Schedule 6.16  Subsidiaries and Minority Interests
     Schedule 6.17  Insurance Matters
     Schedule 6.18  Deposit Accounts etc.
     Schedule 8.1   Permitted Liens
     Schedule 8.5   Permitted Indebtedness
     Schedule 8.8   Contingent Obligations
     Schedule 12.2  Lending Offices; Addresses for Notices

     EXHIBITS

     Exhibit A      Form of Notice of Borrowing
     Exhibit B      Form of Notice of Conversion/Continuation
     Exhibit C      Form of Compliance Certificate
     Exhibit D      Form of Legal Opinion of Borrower's Counsel
     Exhibit E      Form of Assignment and Acceptance
     Exhibit F      Form of Promissory Note
     Exhibit G      Collateral Agency Agreement
     Exhibit H      Format for Management Reports
     Exhibit I      Form of Warrant

                             AMENDED AND RESTATED
                           SECURED CREDIT AGREEMENT
                           ------------------------


     This CREDIT AGREEMENT is entered into as of February 28, 1997, among System Software Associates, Inc., a Delaware corporation (the "Borrower"), the several
                                                        --------
financial institutions from time to time party to this Agreement (collectively, the "Banks," and individually, a "Bank"), and Bank of America National Trust and
     -----                        ----
Savings Association, as agent for the Banks, and Bank of America Illinois, as letter of credit issuing bank.

     WHEREAS, the Banks have agreed to make available to the Borrower a revolving credit facility with letter of credit subfacility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Certain Defined Terms.  The following terms have the following
          ---------------------
meanings:

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
     or indirectly, is in control of, is controlled by, or is under common control with, such Person, other than a Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. Without limitation, any director, executive officer or beneficial owner of 10% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control such Person.

          "Agent" means BofA in its capacity as agent for the Banks hereunder,
           -----
     and any successor agent arising under Section 11.9.
                                           ------------

          "Agent-Related Persons" means BofA and any successor agent arising
           ---------------------
     under Section 11.9 and BAI and any successor letter of credit issuing bank
           ------------
     hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments set forth on
           ----------------------
     Schedule 12.2 or such other address as the Agent may from time to time
     -------------
     specify.

          "Agreement" means this Credit Agreement.
           ---------

          "ANB" means American National Bank and Trust Company of Chicago, a
           ---
     national banking association, and its successors and assigns.

          "Applicable Margin" or "Applicable Fee," as the case may be, shall
           -----------------      --------------
     mean a margin or fee as follows: the Applicable Margin for purposes of Base Rate Loans is 1.00%; subject to the proviso set forth in subsection
                                              -------              ----------
     2.3(a), the Applicable Margin for purposes of Offshore Rate Loans is 2.50%;
     ------
     and pursuant to Section 2.11, after the Revolver Date the Applicable Fee
                     ------------
     for purposes of the Commitment is 0.40%; and the Applicable Fee for purposes of Letters of Credit is 2.00%.

          "Assignee" has the meaning specified in subsection 12.8(a).
           --------                               ------------------

          "Attorney Costs" means and includes all fees and disbursements of any
           --------------
     law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all disbursements of internal counsel.

          "BAI" means Bank of America Illinois, an Illinois state banking
           ---
     association, and its successors and assigns.

          "Bank" has the meaning specified in the introductory clause hereto.
           ----
     References to the "Banks" shall include BAI, in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BAI may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

          "Bankruptcy Code" means title 11 of the United States Code.
           ---------------

          "Base Rate" means, for any day, the higher of:  (a)  0.50% per annum
           ---------
     above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

          Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan or an L/C Advance that bears interest
           --------------
     based on the Base Rate.

          "BofA" means Bank of America National Trust and Savings Association, a
           ----
     national banking association, and its successors and assigns.

          "Borrowing" means a borrowing hereunder consisting of Loans of the
           ---------
     same Type made to the Borrower on the same day by the Banks under Article
                                                                       -------
     II, and, other than in the case of Base Rate Loans, having the same
     --
     Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
           --------------
     Section 2.3.
     -----------

          "Borrower" has the meaning specified in the introductory clause.
           --------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
     day on which commercial banks in Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditure" means, for any period, the capital expenditures
           -------------------
     (which shall include all capitalized software expenditures) of the Borrower and its Subsidiaries for such period, as the same are (or would in accordance with GAAP be) set forth in the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period.

          "Cash Collateralize" means to pledge and deposit with or deliver to
           ------------------
     the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

          "Change of Control" shall be deemed to have occurred at such time
           -----------------
     after the date hereof as (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall acquire at any time beneficial ownership of more than 25% of the fully diluted common stock of the Borrower or (ii) individuals who as of the date hereof constitute the Borrower's Board of Directors (together with any new director whose election by the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), for any reason, cease to constitute a majority of the directors at any time then in office.

          "Closing Date" means the date on which all conditions precedent set
           ------------
     forth in Section 5.1 are satisfied or waived by all Banks (or, in the case
              -----------
     of subsection 5.1(g), waived by the Person entitled to receive such
        -----------------
     payment).

          "Code" means the Internal Revenue Code of 1986 as amended from time to
           ----
     time, and regulations promulgated thereunder.

          "Collateral" has the meaning specified in the Collateral Agency
           -----------
     Agreement.

          "Collateral Agency Agreement" shall mean that certain Collateral
           ---------------------------
     Agency Agreement attached hereto as Exhibit G, as the same may from time to
                                         ---------
     time be amended, modified or supplemented.

          "Collateral Agent" means BofA when acting in its capacity as
           ----------------
     Collateral Agent under any of the Collateral Documents, and any successor Collateral Agent appointed pursuant to the terms of the Collateral Agency Agreement.

          "Collateral Documents" has the meaning specified in the Collateral
           --------------------
     Agency Agreement.

          "Commitment", as to each Bank, has the meaning specified in Section
           ----------                                                 -------
     2.1.
     ---

          "Commitment Fee" has the meaning specified in Section 2.11.
           --------------                               ------------

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
     of Exhibit C.
        ---------

          "Computation Date" has the meaning specified in subsection 2.5(a).
           ----------------                               -----------------

          "Consolidated Cash Balances" means the consolidated cash balances of
           --------------------------
     the Borrower and its Subsidiaries.

          "Consolidated Liabilities" means all consolidated liabilities of the
           ------------------------
     Borrower and its Subsidiaries.

          "Consolidated Net Worth" means the consolidated shareholders' equity
           ----------------------
     of the Borrower and its Subsidiaries.

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
     indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument
               -------------------
     (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such

     Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section
           ----------------------------                                 -------
     2.4, the Borrower (a) converts Loans of one Type to another Type, or (b)
     ---
     continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Default" means any event or circumstance which, with the giving of
           -------
     notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Disposition" means the sale, assignment, lease, transfer,
           -----------
     contribution, conveyance, issuance or other disposition of, or granting of options, warrants or other rights with respect to, any assets of the Borrower or any Subsidiary; provided, that the term "Disposition" shall not
                                 --------
     include (i) the first $100,000 of Net Proceeds received with respect to any sale, assignment, lease, transfer, contribution, conveyance, issuance or other disposition during any fiscal year of the Borrower and thereafter any individual sale, assignment, lease, transfer, contribution, conveyance, issuance or other disposition the Net Proceeds from which do not exceed $1,000, (ii) the sale or lease of that certain condominium unit owned by the Borrower the address of which is 195 North Harbor Drive, Unit 2802, Chicago, Illinois, (iii) the sale of the sales and customer service assets of the Borrower's Barcelona office, the net proceeds of which shall range from U.S. 1,000,000 to 1,750,000 (such net proceeds to be payable in two or three annual installments) or (iv) the licensing and sale of software in the ordinary course of business.

          "Dollar Equivalent" means, at any time:  (a) as to any amount
           -----------------
     denominated in Dollars, the amount thereof at such time; and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent on the last Business Day of the immediately preceding calendar month on the basis of the Spot Rate on such day for the purchase of Dollars with such Offshore Currency, provided, that
                                                                  --------
     prior to the Revolver Date, the Dollar Equivalent Amount of the Existing BAI Letters of Credit denominated in an Offshore Currency shall be determined as of the Business Day immediately preceding the Closing Date.

          "Dollars", "dollars" and "$" each mean lawful money of the United
           -------    -------       -
     States and "Dollar" means one of such Dollars.
                 ------

          "Domestic Subsidiary" means any Subsidiary which is organized under
           -------------------
     the laws of the United States of America or under the laws of any state therein.

          "Eligible Assignee" means (a) a commercial bank organized under the
           -----------------
     laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States or (c) a Person that is primarily engaged in the business of commercial banking and that is
     (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
     Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
     common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
     regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
     incorporated) under common control with the Borrower within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension
           -----------
     Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
     Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

          "Eurodollar Reserve Percentage" has the meaning specified in the
           -----------------------------
     definition of "Offshore Rate".

          "Event of Default" means any of the events or circumstances specified
           ----------------
     in Section 10.1.
        ------------

          "Event of Loss" means, with respect to any property, any of the
           -------------
     following: : (a) any loss, destruction or damage of such property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

          "Exchange Act" means the Securities and Exchange Act of 1934, as
           ------------
     amended from time to time, and regulations promulgated thereunder.

          "Existing BAI Letters of Credit" means the letters of credit described
           ------------------------------
     in Schedule 3.3, the form and content of which the Banks hereby acknowledge
        ------------
     to be acceptable.

          "Existing Credit Agreement" means that certain Credit Agreement dated
           -------------------------
     as of June 19, 1995 among the Borrower, certain of its Subsidiaries, the Agent, the Issuing Bank and the Banks.

          "Existing Loans" means any "Loan" (as such term is defined in the
           --------------
     Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Closing Date.

          "FDIC" means the Federal Deposit Insurance Corporation, and any
           ----
     Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
     weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
     any Governmental Authority succeeding to any of its principal functions.

          "GAAP" means generally accepted accounting principles set forth from
           ----
     time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Grantor" has the meaning specified in the Collateral Agency
           -------
     Agreement.

          "Guarantor" means any Person who executes and delivers to the
           ---------
     Collateral Agent a Guaranty.

          "Guaranty" has the meaning specified in the Collateral Agency
           --------
     Agreement.

          "Guaranty Obligation" has the meaning specified in the definition of
           -------------------
     "Contingent Obligation."

          "Honor Date" has the meaning specified in subsection 3.3(b).
           ----------                               -----------------

          "Inactive Subsidiaries" means those Subsidiaries of the   Borrower
           ---------------------
     which do not own or lease any assets in excess of $10,000 or conduct any business.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
     indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments;
     (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
     by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. The amount of any Indebtedness arising under clause (g) above shall be deemed to equal 10% of the notional amount of all Swap Contracts.

          "Indemnified Liabilities" has the meaning specified in Section 12.5.
           -----------------------                               ------------

          "Indemnified Person" has the meaning specified in Section 12.5.
           ------------------                               ------------

          "Independent Auditor" has the meaning specified in subsection 7.1(a).
           -------------------                               -----------------

          "Insolvency Proceeding" means (a) any case, action or proceeding
           ---------------------
     before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

          "Intercompany Revolving Demand Note" has the meaning specified in the
           ----------------------------------
     Collateral Agency Agreement.

          "Interest Payment Date" means, as to any Offshore Rate   Loan, the
           ---------------------
     last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar month and each date such Loan is converted into another Type of Loan or prepaid pursuant to Section 2.6(b), provided, however, that if
                                    --------------  --------  -------
     any Interest Period for an Offshore Rate Loan exceeds one month, the date that falls one month after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period" means, as to any Offshore Rate Loan, the period
           ---------------
     commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:
     --------

               (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (c) no Interest Period for any Loan shall extend beyond the Termination Date.

          "IRS" means the Internal Revenue Service, and any Governmental
           ---
     Authority succeeding to any of its principal functions under the Code.

          "Issuance Date" has the meaning specified in subsection 3.1(a).
           -------------                               -----------------

          "Issue" means, with respect to any Letter of Credit, (a) to
           -----
     incorporate the Existing BAI Letters of Credit into this Agreement, or (b) to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Bank" means BAI in its capacity as issuer of one or more
           ------------
     Letters of Credit hereunder, together with any
     replacement letter of credit issuer arising under subsection 11.1(b) or
                                                       ------------------
     Section 11.9.
     ------------

          "L/C Advance" means each Bank's participation in any L/C Borrowing in
           -----------
     accordance with its Pro Rata Share.

          "L/C Amendment Application" means an application form for amendment of
           -------------------------
     outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application" means an application form for issuances of standby
           ---------------
     or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Borrowing" means an extension of credit resulting from a drawing
           -------------
     under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under subsection 3.3(c).
                                                             -----------------

          "L/C Commitment" means the commitment of the Issuing Bank to Issue,
           --------------
     and the commitment of the Banks severally to participate, in Letters of Credit (including the Existing BAI Letters of Credit) from time to time Issued or outstanding under Article III; provided, however, that (i) the
                                 -----------  --------  -------
     aggregate amount of L/C Obligations at any one time outstanding shall at no time exceed the lesser of the combined Commitments or $5,000,000; (ii) the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment; (iii) in no event prior to the Revolver Date shall the L/C Commitment exceed the Dollar Equivalent amount of the Existing BAI Letters of Credit; and (iv) in no event shall any Letter of Credit be Issued during the period from the Closing Date to the Revolver Date.

          "L/C Obligations" means at any time the sum of (a) the aggregate
           ---------------
     undrawn Dollar Equivalent amount of all Letters of Credit then outstanding, plus (b) the Dollar Equivalent amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-Related Documents" means the Letters of Credit, the L/C
           ---------------------
     Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "Lending Office" means, as to any Bank, the office or offices of such
           --------------
     Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 12.2, or such
                                                       -------------
     other office or offices
     as such Bank may from time to time notify the Borrower and the Agent.

          "Letter Agreement" has the meaning specified in Section 6.11(b).
           ----------------                               ----------------

          "Letters of Credit" means the Existing BAI Letters of Credit and any
           -----------------
     letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to
     Article III.
     -----------

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "Loan" means the Existing Loans and an extension of credit by a Bank
           ----
     to the Borrower under Article II and Article III, in the form of a
                           ----------     -----------
     Revolving Loan or L/C Advance and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).
                         ----

          "Loan Documents" means this Agreement, any Notes, the L/C-Related
           --------------
     Documents, the Collateral Documents, the Warrants, the Letter Agreement and all other agreements, instruments and documents required by the terms of any such agreement to be delivered to the Agent, any Bank or the Collateral Agent in connection therewith.

          "Majority Banks" means at any time of determination Banks holding at
           --------------
     least 66-2/3% of the then aggregate unpaid Obligations, or, if no such Obligations are then outstanding, Banks then having at least 66-2/3% of the Commitments, provided, however, where (i) there is more than one Bank, and
                  --------  -------
     (ii) if one Bank holds at least 66 2/3% of the then outstanding Obligations (or if not Obligations are then outstanding, if one Bank holds at least 66 2/3% of the Commitments), then "Majority Banks" shall mean that Bank and at least one other Bank.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
     Regulation G, T, U  or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse change in, or a
           -----------------------
     material adverse effect upon, the current or future operations, business, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries on a consolidated basis; (b) a material impairment of the ability of any Obligor to perform any of its material obligations under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Obligor of any Loan Document or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

          "Minimum Tranche" means, in respect of Loans comprising part of the
           ---------------
     same Borrowing, or to be converted or continued under Section 2.4, (a) in
                                                           -----------
     the case of Base Rate Loans, $500,000 or any multiple of $100,000 in excess thereof, and (b) in the case of Offshore Rate Loans, $1,000,000 or any multiple of $100,000.

          "Mortgage" means any Leasehold Mortgage/Deed of Trust delivered to the
           --------
     Collateral Agent pursuant to Section 5.1(g).
                                  --------------

          "Multiemployer Plan" means a "multiemployer plan", within the meaning
           ------------------
     of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Proceeds" shall mean, (a) with respect to any Disposition or
           ------------
     Sale, the aggregate amount of cash and readily marketable cash equivalents received by the Borrower or any Subsidiary in connection with a Disposition or Sale minus the sum of (i) reasonable costs and expenses (including costs of taxes other than income taxes) incurred in connection with such Disposition or Sale and required to be paid in cash, and (ii) the estimated income tax to be paid by the Borrower or any Subsidiary in connection with such Disposition or Sale and (b) with respect to any Event of Loss, proceeds paid on account of such Event of Loss, net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

          "Note" means any promissory note executed by the Borrower in favor of
           ----
     a Bank pursuant to subsection 2.2(b), in substantially the form of Exhibit
                        -----------------                               -------
     F.
     -

          "Note Agreement" means that certain Note Agreement dated as of August
           --------------
     15, 1993 among the Borrower and certain financial institutions party thereto, as the same may be amended, modified or supplemented from time to time.

          "Noteholders" has the meaning specified in the Collateral Agency
           -----------
     Agreement.

          "Notice of Borrowing" means a notice in substantially the form of
           -------------------
     Exhibit A.
     ---------

          "Notice of Conversion/Continuation" means a notice in substantially
           ---------------------------------
     the form of Exhibit B.
                 ---------

          "Obligations" means all advances, debts, liabilities, obligations,
           -----------
     covenants and duties arising under any Loan Document owing by the Borrower to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Obligor" has the meaning specified in the Collateral Agency
           -------
     Agreement.

          "Offshore Currency" means at any time English pounds sterling, Dutch
           -----------------
     guilders, French francs, Italian liras, German deutsche marks, Japanese yen, Australian dollars.

          "Offshore Lending Office" means, with respect to each Bank, the office
           -----------------------
     of such Bank designated as such on Schedule 12.2 hereto.
                                        -------------

          "Offshore Rate" means, for any Interest Period, with respect to
           -------------
     Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

     Offshore Rate =              LIBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     Where,

               "Eurodollar Reserve Percentage" means for any day for any
                -----------------------------
          Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

               "LIBOR" means the rate of interest per annum (rounded upward to
                -----
         the next 1/16th of 1%) notified to the Agent by the Reference Bank as the rate of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

               The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Offshore Rate Loan" means a Loan that bears interest based on the
           ------------------
     Offshore Rate.

          "Organization Documents" means, for any corporation, the certificate
           ----------------------
     or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "Original Financial Covenants" means the financial covenants set forth
           ----------------------------
     on Schedule 1.1 hereto.
        ------------

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
     or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in subsection 12.8(d).
           -----------                               ------------------

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
     Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of
           ------------
     ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Liens" has the meaning specified in Section 8.1.
           ---------------                               -----------

          "Person" means an individual, partnership, corporation, business
           ------
     trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
     ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Pledge Agreement (Stock and Intercompany Notes)" has the meaning
           -----------------------------------------------
     specified in the Collateral Agency Agreement.

          "Premium" has the meaning specified in Section 2.8.
           -------                               -----------

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
     equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "Reference Bank" means BofA or such other Bank as may be elected by
           --------------
     the Majority Banks.

          "Rentals" means as of the date of any determination thereof, all fixed
           -------
     payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property (whether capital or operating) but exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues.

          "Replacement Bank" has the meaning specified in Section 4.7.
           ----------------                               -----------

          "Reportable Event" means, any of the events set forth in Section
           ----------------
     4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
     common), treaty, rule or regulation of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer or the
           -------------------
     president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

          "Revolver Date" means the earlier to occur of the date upon which all
           -------------
     liabilities of the Borrower outstanding under the Note Agreement are paid in full and the Note Agreement is terminated and the Majority Banks and the Borrower consent in writing to the making of additional Loans hereunder.

          "Sale" means a sale or issuance by the Borrower or any Subsidiary of
           ----
     any equity securities, Subordinated Indebtedness or other Indebtedness of a type not permitted by Section 8.5 or any sale, issuance or granting by the
                           -----------
     Borrower or any Subsidiary of options, contingent interest rights, warrants or other rights relating to any such equity securities or Subordinated Indebtedness or otherwise related in any way to its earnings or performance (other than pursuant to a Plan of the Borrower or such Subsidiary for the benefit of its employees).

          "SEC" means the Securities and Exchange Commission, or any
           ---
     Governmental Authority succeeding to any of its principal functions.

          "Security Agreement" has the meaning specified in the Collateral
           ------------------
     Agency Agreement.

          "Senior Notes" means those certain promissory notes issued in
           ------------
     accordance with the Note Agreement.

          "Significant Subsidiary" means any Subsidiary which would be a
           ----------------------
     "significant subsidiary" under either clause (a) or clause (b) of the definition of Significant Subsidiary in Rule 1-02 of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, as such Regulation is in effect on the date hereof.

          "Solvent" means, as to any Person at any time, that (a) the fair value
           -------
     of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of
     Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer

     Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;
     (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Spot Rate" for a currency means the rate quoted by BofA as the spot
           ---------
     rate for the purchase by BofA of such currency with another currency through its Foreign Exchange Trading Center #5193, San Francisco, California (or such other of BofA's offices as BofA may designate from time to time) at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

          "Subordinated Indebtedness" means Indebtedness of the Borrower the
           -------------------------
     terms and conditions of which are acceptable to the Majority Banks.

          "Subsidiary" of a Person means any corporation, association,
           ----------
     partnership, limited liability company, joint venture or other business entity of which 50% or more of the voting stock or other equity interests, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

          "Surety Instruments" means all letters of credit (including standby
           ------------------
     and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contract" means any agreement (including any master agreement
           -------------
     and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
     deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

          "Termination Date" means the earlier to occur of:
           ----------------

               (a)  November 1, 1997; or

               (b) the date on which the Commitments otherwise terminate in accordance with the provisions of Sections 2.5 or 10.2 of this
                                            ------------    ----
          Agreement.

          "Type" has the meaning specified in the definition of "Loan."
           ----

          "UCC" means the Uniform Commercial Code, as in effect from time to
           ---
     time in the State of Illinois.

          "UCP" has the meaning specified in Section 3.9.
           ---                               -----------

          "Unfunded Pension Liability" means the excess of a Plan's benefit
           --------------------------
     liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.
           -------------       ----

          "Warrants" means the Warrants issued by the Borrower to a Bank, in
           --------
     substantially the form of Exhibit I.
                               ---------

          "Wholly-Owned Subsidiary" means any corporation, association,
           -----------------------
     partnership, limited liability company, joint venture or other business entity of which (other than directors' qualifying shares required by law) 100% of the voting stock or other equity interest of each class having ordinary voting power, and 100% of the voting stock or other equity interest of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.2  Other Interpretive Provisions.  (a)  The meanings of defined terms are
          -----------------------------
equally applicable to the singular and plural forms of the defined terms.


          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

     1.3  Accounting Principles.  (a)  Unless the context otherwise clearly
          ---------------------
requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.


                                  ARTICLE II

                                  THE CREDITS
                                  -----------

     2.1  Amounts and Terms of Commitments.  (a)  Each Bank severally agrees, on
          --------------------------------
the terms and conditions set forth herein, to maintain the Existing Loans during the period from the Closing Date to the earlier to occur of the Revolver Date or the Termination Date. The Borrower acknowledges that the principal amount of the Existing Loans is $46,400,000.

     (b) Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower from time to time on any Business Day during the period from the Revolver Date to the Termination Date, in an aggregate principal amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 (such amount as the same may be reduced under Sections 2.5
         ------------                                               ------------
or 2.6, or as a result of one or more assignments under Section 12.8, the Bank's
   ---                                                  ------------
"Commitment"); provided, however, that, after giving effect to any Borrowing (i)
 ----------    --------  -------
the aggregate principal amount of all outstanding Loans shall not exceed $46,400,000, (ii) the aggregate principal amount of all outstanding Loans plus the aggregate amount of all L/C Obligations shall not at any time exceed the combined Commitments of all Banks. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section
           -----------               -----------                         -------
2.1.
---

     2.2  Loan Accounts.  (a)  The Loans made by each Bank and the Letters of
          -------------
Credit Issued by the Issuing Bank shall be evidenced by one or more loan accounts or records maintained by such Bank or Issuing Bank in the ordinary course of business. The loan accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the Letters of Credit Issued for the account of the Borrower and the interest and principal payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by Notes, as a supplement to loan accounts. Each such Bank may endorse on the schedules annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of interest and principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a
--------  -------
notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

     2.3  Procedure for Borrowing.  (a)  Each Borrowing of Loans made on and
          -----------------------
after the Revolver Date shall be made upon the irrevocable written notice of the Borrower delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to (i) 9:00 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) 8:00 a.m. (San Francisco time) on such Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C) the Type of Loans comprising the Borrowing;

                    (D) in the case of Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period, such Interest Period shall be one month;

                    (E) the account into which the proceeds of the Borrowing are to be deposited; and

                    (F) the specific use to which the proceeds of such Loans shall be applied (e.g. payroll, operating lease payment, interest payment);

provided, that, unless the Majority Banks otherwise agree, at such times as the
--------
Borrower shall fail to comply with any of the Original Financial Covenants (and it is acknowledged that as of the date hereof the Borrower is not in compliance with one or more of the Original Financial Covenants) the Borrower may not request, and the Banks shall be under no obligation to make, Offshore Rate Loans.

          (b) Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank of the information set forth therein and of the amount of such Bank's Pro Rata Share of the Borrowing. The Agent shall be under no duty to interpret the specific use to which the proceeds of such Loan are to be applied.

          (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Borrower by the Agent at such office by crediting the account of the Borrower specified in the Notice of Borrowing with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

          (d) After giving effect to any Borrowing, there may not be more than six (6) different Interest Periods in effect.

     2.4  Conversion and Continuation Elections.  (a)  After the Revolver Date,
          -------------------------------------
the Borrower may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):
     -----------------

               (i) elect, as of any Business Day, in the case of its Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of its Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than the Minimum Tranche) into Loans of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any of its Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

          (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent prior to (i) 9:00 a.m. (San Francisco time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) 8:00 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                    (A)  the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or continued;

                    (C) the Type of Loans resulting from the proposed conversion or continuation; and

                    (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, or if the Borrower shall fail to be in Compliance with any of the Original Financial Covenants (and it is acknowledged that as of the Closing Date the Borrower is not in compliance with one or more of the Original Financial Covenants), the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

          (e) Unless the Majority Banks otherwise agree, if any Default or Event of Default then exists, or if the Borrower shall fail to be in compliance with any of the Original Financial Covenants (and it is acknowledged that as of the Closing Date the Borrower is not in compliance with one or more of the Original Financial Covenants), the Borrower may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, there may not be more than six (6) different Interest Periods in effect.

     2.5  Voluntary Termination or Reduction of Commitments.  After the Revolver
          -------------------------------------------------
Date the Borrower may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of
                ------
Loans made on the effective date thereof, the then-outstanding principal amount of the Loans plus the then-outstanding aggregate amount of the L/C Obligations would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased.
Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.6  Mandatory Prepayments. If, on any date after the Closing Date, the
          ---------------------
Borrower or any Subsidiary shall receive any Net Proceeds, the Borrower shall promptly (i) notify the Collateral Agent thereof, including the amount of Net Proceeds received by the Borrower or such Subsidiary in respect thereof (and the amount and other type of consideration so received) and (ii) transfer to the Collateral Agent such Net Proceeds for distribution by the Collateral Agent in accordance with Section 4 of the Collateral Agency Agreement. Upon the making
                ---------
of any mandatory prepayment under this Section 2.6, the Commitment of each Bank
                                       -----------
shall automatically be reduced by an amount equal to such Bank's ratable share of the aggregate amount of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. All accrued Commitment Fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.7  Optional Prepayments.  Subject to Section 4.4, the Borrower may, at
          --------------------              -----------
any time or from time to time, upon irrevocable notice to the Agent, ratably among the Banks prepay Loans in whole or in part, in minimum amounts of $100,000 or any multiple of $100,000 in excess thereof. The Borrower shall deliver a notice of prepayment in accordance with Section 12.2 (to be received by the
                                        ------------
Agent not later than 9:00 a.m. (San Francisco time) in the case of clause (i) and 8:00 a.m. (San Francisco time) in the case of clause (ii)) (i) at least three Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Rate Loans in Dollars, and (ii) on the prepayment date if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans, Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Borrower and the Agent will promptly notify each Bank thereof and of such Bank's Pro Rata Share of such prepayment. The Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 4.4.
-----------

     2.8  Make Whole Fee.  If at the time the Borrower repays any principal
          --------------
amount outstanding under the Note Agreement, the Borrower pays to the Noteholders any make-whole payment or other type of premium in addition to such principal amount (any such payment being referred to as a "Premium"), concurrently with such payment to the Noteholders the Borrower shall pay to the Agent, for the ratable benefit of the Banks, an amount equal to the product of (a) the Premium and (b) a ratio
                                     ----------                 ---     -------
of (i) the sum of the aggregate outstanding principal amount of all Loans plus
--                                                                        ----
the aggregate amount of all L/C Obligations to (ii) the aggregate principal
                                            --
amount outstanding under the Note Agreement immediately prior to such repayment. Concurrently with the payment to the Agent of the amount set forth in the immediately preceding sentence, the Borrower shall deliver to the Agent a certificate detailing the calculation of such amount.

     2.9  Repayment.  The Borrower shall repay to the Agent for the account of
          ---------
the Banks on the Termination Date the aggregate principal amount of Loans outstanding on such date and shall Cash Collateralize all L/C Obligations, if any, outstanding on such date.

     2.10 Interest Rates.  (a)  With respect to each Loan, the Borrower hereby
          --------------
promises to pay interest on the unpaid principal amount thereof for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

               (i) While such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans then in effect; and

               (ii) After the Revolver Date while such Loan is an Offshore Rate Loan, at a rate per annum equal to the Offshore Rate applicable to such Interest Period plus the Applicable Margin for Offshore Rate Loans then in effect.

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 or 2.7 for the portion of the Loans so prepaid and upon
            -----------    ---
payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

          (c) Notwithstanding subsection (a) of this Section, while any Default exists and at all times after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all of its outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the rate otherwise in effect hereunder for such Loans.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank; in lieu thereof, during any such period, the Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

     2.11 Commitment Fees.  At all times after the Revolver Date, the Borrower
          ---------------
shall pay to the Agent for the account of each Bank a commitment fee (the "Commitment Fee") on the average daily unused portion of such Bank's Commitment, computed on a monthly basis in arrears on the last Business Day of each calendar month based upon the daily utilization (including utilization of the L/C Commitment) for that month as calculated by the Agent, equal to the Applicable Fee with respect to Commitments per annum. Such commitment fee shall accrue from the Revolver Date to the Termination Date and shall be due and payable monthly in arrears on the last Business Day of each calendar month, with the final payment, if any, to be made on the Termination Date; provided that, in
                                                           --------
connection with any reduction or termination of Commitments under Section 2.5
                                                                  -----------
and 2.6, the accrued commitment fee calculated for the period ending on such
    ---
date shall also be paid on the date of such reduction or termination, with the following monthly payment being calculated on the basis of the period from such reduction or termination date to such monthly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article V are not met.
---------

     2.12 Computation of Fees and Interest.  (a)  All computations of interest
          --------------------------------
and fees hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate or a Dollar Equivalent amount by the Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. The Agent will deliver to the Borrower and the Banks a statement showing the quotations used by the Agent in determining any interest rate.

     2.13 Payments by the Borrower.  (a)  All payments to be made by the
          ------------------------
Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and, shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment received by the Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.14 Payments by the Banks to the Agent.  (a)  Unless the Agent receives
          ----------------------------------
notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Revolver Date, at least one Business Day prior to the date of such Borrowing, in the case of Offshore Rate Loans, or 9:00 a.m. (San Francisco time) on the date of such Borrowing, in the case of Base Rate Loans, that such Bank will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.14(a) shall be conclusive, absent manifest error. If such
     ------------------
amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.15 Sharing of Payments, Etc.  If, other than as expressly provided
          -------------------------
elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is
      --------  -------
thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.9) with respect to such
                                     ------------
participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks and the Borrower following any such purchases or repayments.

     2.16 Security and Guaranty.  (a)  All obligations of the Borrower under
          ---------------------
this Agreement, each of the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

     (b) All obligations of the Borrower under this Agreement, each of the Notes and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranties.


                                  ARTICLE III
                                  -----------

                             THE LETTERS OF CREDIT
                             ---------------------

     3.1  The Letter of Credit Subfacility. (a)  On the terms and conditions set
          --------------------------------
forth herein (i) the Issuing Bank agrees to maintain outstanding each of the Existing BAI Letters of Credit during the period from the Closing Date to the earlier to occur of the expiry date of such Letter of Credit or the Termination Date and (ii) the Banks severally agree to participate in the Existing BAI Letters of Credit; provided, however, that (a) in no event shall the aggregate
                   --------  -------
amount of the L/C Obligations exceed the Dollar Equivalent amount of the Existing BAI Letters of Credit as of the Business Day immediately preceding the Closing Date; and (b) in no event shall any Letter of Credit be Issued during the period from the Closing Date to the Revolver Date.

     (b) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Revolver Date to the Termination Date to issue Letters of Credit for the accounts of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection 3.2(c) and 3.2(d), and (B) to honor
                                 -----------------     ------
drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the accounts of the Borrower;

provided, that the Issuing Bank shall not be obligated to Issue, and no Bank
--------
shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the aggregate amount
                                        -------------
of all L/C Obligations plus the aggregate principal amount of all Loans exceed the combined Commitments of all Banks, (2) the participation of any Bank in the aggregate amount of all L/C Obligations plus the aggregate principal amount of all Loans of such Bank exceeds such Bank's Commitment, or (3) the aggregate principal amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (c) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit or any Requirement of Law applicable to the Issuing Bank or any request or directive
     (whether or not having the force of law) from any Governmental
     Authority with jurisdiction over the

     Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;
                  ---------

               (iii) the expiry date of any requested Letter of Credit is, or any automatic extension date could be, after the Termination Date, unless all of the Banks have approved such expiry date in writing;

               (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

               (v) such Letter of Credit would be issued for the purpose of supporting the issuance of any letter of credit by any other Person.

     3.2  Issuance, Amendment and Renewal of Letters of Credit.  (a) Each Letter
          ----------------------------------------------------
of Credit issued after the Revolver Date shall be issued upon the irrevocable written request of the Borrower received by the Issuing Bank (with a copy sent to the Agent) at least four Business Days prior to the proposed date of issuance (or such shorter time as the Issuing Bank may agree to in its sole discretion). Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the face amount of the Letter of Credit; (ii) the expiry date of the Letter of Credit; (iii) the name and address of the beneficiary thereof;
(iv) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vi) such other matters as the Issuing Bank may require.

          (b) Promptly following receipt of an L/C Application or L/C Amendment, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such L/C Application or L/C Amendment Application from the Borrower and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit (A) from the Agent directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1)
      -----------------
through (3) thereof or (B) pursuant to subsection 3.1(b); then, subject to the
                                       -----------------
terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and after the Revolver Date but prior to the Termination Date, the Issuing Bank will, upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least four days prior to the proposed date of amendment (or such shorter time as the Issuing Bank may agree to in its sole discretion), amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the nature of the proposed amendment; and (iii) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or
(B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

          (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and after the Revolver Date but prior to the Termination Date, at the option of, and upon the written request of, the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least four days prior to the proposed date of notification of renewal (or such shorter time as the Issuing Bank may agree to in its sole discretion), the Issuing Bank shall be entitled (with the written consent of the Majority Banks) to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the revised expiry date of the Letter of Credit; and (iii) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit.
          (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit. The Agent will promptly notify the Banks of the Issuance by the Issuing Bank of any Letter of Credit or any amendment to or renewal of a Letter of Credit.

     3.3  Risk Participations, Drawings and Reimbursements.
          ------------------------------------------------

          (a) Each Bank hereby irrevocably and unconditionally purchases from the Issuing Bank a participation in the Existing BAI Letters of Credit and each drawing thereunder and immediately upon the Issuance on or after the date hereof of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder, in each case, in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower. The Borrower shall reimburse the Issuing Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal
                                                ----------
to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptlY notify the Agent and the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Base Rate Loans in the Dollar Equivalent amount of such draw be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitments and subject to the conditions set forth in Section 5.2. Any notice given by the Issuing Bank or the Agent pursuant
         ------------
to this subsection 3.3(b) may be oral if immediately confirmed in writing
        -----------------
(including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c)  Each Bank shall upon any notice pursuant to subsection 3.3(b)
                                                           -----------------
make available to the Agent for the account of the Issuing Bank an amount in immediately available funds equal to its Pro Rata Share of the Dollar Equivalent amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.3(d)) each be deemed to have made a Loan consisting of a Base Rate
-----------------
Loan to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give written notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3.
                       -----------

          (d) With respect to any unreimbursed drawing that is not converted into Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section
                                                                         -------
5.2 or for any other reason, the Borrower shall be deemed to have incurred from
---
the Issuing Bank a borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.3(d) shall be
------------------
deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.3.
                      -------------

          (e) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a
                                                   -----------
drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided,
                                                                     ---------
however, that each Bank's obligation to make Loans under this Section 3.3 is
                                                              -------------
subject to the conditions set forth in Section 5.2.
                                       ------------

     3.4  Repayment of Participations.
          ---------------------------

          (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section
                                                                       -------
3.3 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in
---
the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Agent for the account of the Issuing Bank pursuant to subsection
                                                                      ----------
3.4(a) in reimbursement of a payment made under the Letter of Credit or interest
------
or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.5  Role of the Issuing Bank.
          ------------------------

          (a) Each Bank and the Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit;

provided, however, that this assumption is not intended to, and shall not,
--------
preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 3.6; provided, however,
                                                 -----------  --------
anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.6  Obligations Absolute.  The obligations of the Borrower under this
          --------------------
Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

               (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

               (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

               (v) any payment by the Issuing Bank who is a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; or

               (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit.

     3.7  [RESERVED]
          ----------

     3.8  Letter of Credit Fees.
          ---------------------

          (a) The Borrower shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit equal to the Applicable Fee then in effect with respect to Letters of Credit per annum of the average daily maximum

Dollar Equivalent amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

          (b) The Borrower shall pay to the Issuing Bank a letter of credit issuance fee for each Letter of Credit Issued by the Issuing Bank thereafter during such calendar year at a rate equal to the rate then customarily charged by the Issuing Bank, of which rate the Issuing Bank shall notify the Borrower in writing with a copy to the Agent. Such Letter of Credit issuance fee shall be due and payable on each date of Issuance of a Letter of Credit.

          (c) Notwithstanding subsection (a) of this Section, while any Default exists and at all times after acceleration, the Borrower shall pay a letter of credit fee (after as well as before entry of judgment thereon to the extent permitted by law) on the average daily maximum amount available to be drawn of the outstanding Letters of Credit, at a rate per annum which is determined by adding 2% per annum to the rate otherwise in effect hereunder for such Letters of Credit.

     3.9  Uniform Customs and Practice.  The Uniform Customs and Practice for
          ----------------------------
Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall
  ---
(unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                  ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY
                    --------------------------------------

     4.1  Taxes. (a)  With the sole exception of withholding taxes withheld from
          -----
interest payments paid to the Banks pursuant to Section 11.10, any and all
                                                -------------
payments by the Borrower to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

          (b) The Borrower agrees to indemnify and hold harmless each Bank, the Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) arising in connection with this Agreement or any other Loan Document paid by the Bank, the Issuing Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 30 days after the date the Bank, the Issuing Bank or the Agent makes written demand therefor.

          (c) With the sole exception of withholding taxes withheld from interest payments paid to the Banks pursuant to Section 11.10, if the Borrower
                                                -------------
shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank, the Issuing Bank or the Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank, the Issuing Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii)  the Borrower shall make such deductions and withholdings;

               (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Borrower shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies in a written invoice delivered to the Borrower as necessary to preserve the gross revenue the Bank would have received if such Taxes or Other Taxes had not been imposed.

          (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

          (e) If the Borrower is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     4.2  Illegality.  (a)  If any Bank determines that the introduction of any
          ----------
Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Borrower through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrower shall, upon receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest
                       ------------
Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or within five (5) Business Days after receipt of such notice, if the Bank may not lawfully continue to maintain such Offshore Rate Loan.

          (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     4.3  Increased Costs and Reduction of Return.  (a)  If any Bank determines
          ----------------------------------------
that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrower through the Agent, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     4.4  Funding Losses.  The Borrower shall reimburse each Bank and hold each
          --------------
Bank harmless from any reasonable, direct and supportable loss or expense which the Bank has sustained or incurred as a consequence of:

          (a) the failure of the Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.5;
                                -----------

          (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under Section 2.4 of any Offshore Rate
                                             -----------
Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any actual, supportable loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to the Banks under this Section and under subsection 4.3(a), each Offshore Rate Loan made by a Bank (and each related
------------------
reserve, special deposit or similar requirement) shall be funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     4.5  Inability to Determine Rates.  If the Agent reasonably determines that
          ----------------------------
adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.10(a) for any
                                              ------------------
requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan due to costs or other charges of the nature described in Section 4.3, the Agent will
                                                  ------------
promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by them. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     4.6  Certificates of Banks.  Any Bank claiming reimbursement or
          ---------------------
compensation under this Article IV shall deliver to the Borrower (with a copy to
                        ----------
the Agent) written notice thereof setting forth in reasonable detail the amount payable to the Bank hereunder and such certified invoice shall be conclusive and binding on the Borrower in the absence of manifest error.

     4.7  Substitution of Banks.  Upon the receipt by the Borrower from any Bank
          ---------------------
(an "Affected Bank") of a claim for compensation under Section 4.3, the Borrower
     -------------                                     -----------
may: (i) request the Agent to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Borrower to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a

"Replacement Bank"); (ii) request one more of the other Banks to acquire and
-----------------
assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

     4.8  Survival.  The agreements and obligations of the Borrower in this
          --------
Article IV shall survive the payment of all other Obligations.
----------

                                   ARTICLE V

                             CONDITIONS PRECEDENT
                             --------------------

     5.1  Conditions of Initial Loans. The effectiveness of this Agreement and
          ---------------------------
obligation of each Bank to make Loans hereunder is subject to the condition that the Agent have received each of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

          (a) Credit Agreement.  This Agreement executed by each party thereto;
              ----------------

          (b) Notes.  The Notes executed by the Borrower;
              ------

          (c)  Warrants.  The Warrants issued by the Borrower;
               --------

          (d)  Resolutions; Incumbency.
               -----------------------

               (i) Copies of the resolutions of the board of directors of the Borrower authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents (including notices of the Borrower pursuant to Section 2.3) to be delivered by it hereunder;
                          -----------

          (e) Organization Documents; Good Standing. Each of the following
              -------------------------------------
documents:

               (i) the articles or certificate of incorporation and the bylaws of the Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Closing Date; and

               (ii) a good standing certificate and, if applicable, tax good standing certificate for the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its jurisdiction of incorporation and each jurisdiction where the Borrower is qualified to do business as a foreign corporation, each dated as of a recent date;

          (f) Legal Opinion.  An opinion of Sachnoff & Weaver LTD, counsel to
              -------------
the Borrower, as to certain legal matters, substantially in the form of Exhibit
                                                                        -------
D;
-

          (g) Payment of Fees.  Evidence of payment by the Borrower of all
              ---------------
accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date;

          (h) Collateral Documents.  Executed copies of each of the following
              --------------------
Collateral Documents (each capitalized term used in this Section 5.1(h) and not
                                                         --------------
otherwise defined in this Agreement shall have the meaning set forth in the Collateral Agency Agreement):

               (i) the Collateral Agency Agreement, executed by each of the Grantors, together with such amendments thereto to reflect the agreements of the parties hereto regarding "Obligations" hereunder as may be reasonably requested by the Agent and each Bank;

               (ii) the Pledge Agreement (Stock and Intercompany Notes), executed by the Borrower and certain Grantors, together with the following:

                    (A) each of the Intercompany Revolving Demand Notes, endorsed in blank, identified on Attachment 2 to the Pledge Agreement (Stock and Intercompany Notes); and

                    (B) each of the certificates evidencing the Pledged Shares, together with undated stock powers executed in blank, identified on Attachment 2 to the Pledge Agreement (Stock and Intercompany Notes);

               (iii) separate Pledge Agreements (Deposit Accounts) for each of the Borrower and certain Grantors with respect to certain bank accounts maintained by such parties;

               (iv) the Security Agreement, executed by each of the Borrower and certain Grantors, together with U.C.C. Financing Statements, as defined in and required under the Security Agreement;

               (v)  the Guaranty, executed by certain Grantors;

               (vi) except to the extent otherwise consented to by the Banks in a letter dated as of February 28, 1997, Foreign Pledge Agreements with respect to the stock or other evidence of beneficial ownership interest of each Subsidiary (other than a Domestic Subsidiary) required by the Majority Banks, together in each instance, with opinions of foreign counsel to the Grantors, in form and substance reasonably acceptable to the Collateral Agent and each Bank, addressing the enforceability and, if applicable, perfection of such pledges;

               (vii) UCC, tax lien and judgment searches with respect to the Borrower and certain Grantors for the locations of their respective chief executive office and where inventory, equipment or books and records are kept;

               (viii) a certified copy of the Borrower's credit and collection policy and procedures;

               (ix) except to the extent otherwise consented to by the Banks in a letter dated as of February 28, 1997, consents to assignments for security purposes of certain material contracts including, without limitation, the following:

                    (A) Master Agreement of Lease, between the Borrower and M&SD Financial Services, a Division of Electronic Data Systems Corporation, dated June 27, 1996;

                    (B) International Business Machines Corp. Customer Agreement; and

                    (C) Lease line commitment letter made by the Borrower and Forsythe/McArthur Associates, Inc. dated January 2, 1996, as amended;

          (x) certified copies of each of the real property leases of the Borrower and its Domestic Subsidiaries;

          (xi) except to the extent otherwise consented to by the Banks in a letter dated as of February 28, 1997, with respect to each of the leased real properties of the Borrower and its Domestic Subsidiaries, a Statement and Consent of Landlord, in form and substance acceptable to the Agent and the Banks;

          (xii) certificates of insurance as required pursuant to the Security Agreement, with the endorsements called for therein; and

          (xiii) Such other approvals, opinions, documents or materials as the Agent may request in respect of the Collateral Documents;

          (i) Certificate.  A certificate signed by a Responsible Officer, dated
              -----------
as of the Closing Date, stating that:

               (i)  the representations and warranties contained in Article VI
                                                                    ----------
     are true and correct on and as of such date, as though made on and as of such date; and

               (ii)  no Default or Event of Default then exists;

          (j)  Note Agreement Amendment. A copy of a duly executed and delivered
               ------------------------
amendment to the Note Agreement, in form and substance acceptable to the Agent and each Bank, certified by the Secretary or Assistant Secretary of the Borrower; and

          (k)  Other Documents.  Such other approvals, opinions, documents or
               ---------------
materials as the Agent or any Bank may reasonably request.

     5.2  Conditions to All Borrowings and Letters of Credit.  On or after the
          --------------------------------------------------
Revolver Date, the obligation of each Bank to make any Loan to be made by it or to continue or convert any Loan under Section 2.4 or of the Issuing Bank to
                                      -----------
issue any Letters of Credit or amend an outstanding Letter of Credit so as to extend its expiry date is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation
Date:

          (a)  Notice of Transaction.  The Agent shall have received a Notice of
               ---------------------
Borrowing or a Notice of Conversion/ Continuation or the Issuing Bank shall have received the L/C Application or the L/C Amendment Application, as applicable;

          (b)  Continuation of Representations and Warranties.  The
               ----------------------------------------------
representations and warranties in Article VI hereof and in each other Loan
                                  ----------
Document shall be true and correct on and as of such Borrowing Date, Conversion/Continuation Date, Issuance Date or date of extension, as the case may be, with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

          (c)  No Existing Default.  No Default or Event of Default shall exist
               -------------------
or shall result from such Borrowing, continuation or conversion, Issuance or extension.

Each Notice of Borrowing and Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Borrower hereunder shall constitute a representation and warranty by it hereunder, as of the date of each such notice or application and as of each Borrowing Date,
Conversion/Continuation Date or Issuance Date or date of extension, as applicable, that the conditions in this Section 5.2 are satisfied.
                                        -----------

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower represents and warrants to the Agent and each Bank that:

     6.1  Corporate Existence and Power.  Each of the Borrower and each of its
          -----------------------------
Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.2  Corporate Authorization; No Contravention.  The execution, delivery
          -----------------------------------------
and performance by the Borrower of this Agreement and each other Loan Document to which it is party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of the Borrower's Organization Documents;

          (b) conflict in any material respect with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject; or

          (c)  violate any Requirement of Law.

     6.3  Governmental Authorization.  To the best of its knowledge, no
          --------------------------
approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of the Agreement or any other Loan Document.

     6.4  Binding Effect.  This Agreement and each other Loan Document to which
          --------------
the Borrower is a party constitute the legal, valid and binding obligations of the Borrower to the extent it is a party thereto, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.5  Litigation.  Except as specifically disclosed in Schedule 6.5, there
          ----------                                       ------------
are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.6  No Default.  No Default or Event of Default exists or would result
          ----------
from the incurring of any Obligations by the Borrower or from the grant or perfection of the Liens of the Collateral Agent on the Collateral. As of the Closing Date, neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 10.1(e).
                                       ------------------

     6.7  ERISA Compliance.  Except as specifically disclosed in Schedule 6.7:
          ----------------                                       ------------

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     6.8  Use of Proceeds; Margin Regulations.  The proceeds of the Loans are to
          -----------------------------------
be used solely for the purposes set forth in and permitted by Section 7.12 and
                                                              ------------
Section 8.7.  Neither the Borrower nor any Subsidiary is generally engaged in
-----------
the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.9  Properties.  The Borrower and each Subsidiary have good record and
          ----------
marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, (i) the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens and (ii) the postal address of each parcel of real property owned or leased by the Borrower or its Subsidiaries which is located within the United States of America is listed on Schedule 6.9 hereto.
                                      ------------

     6.10  Taxes.  The Borrower and its Subsidiaries have filed all Federal and
           -----
other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

     6.11  Financial Condition.  (a)  The audited consolidated financial
           -------------------
statements of the Borrower and its Subsidiaries for the fiscal years ending October 31, 1996 and October 31, 1995 delivered to the Agent and the Banks as of January 29, 1997, and the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarters ending January 31, 1996, April 30, 1996 and July 31, 1996 (as restated in Borrower's press release dated January 7, 1997), together in each case with the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii)  except as specifically disclosed in Schedule 6.11, show
                                                          -------------
     all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the Closing Date, including liabilities for taxes, material commitments and Contingent Obligations.

          (b) Since October 31, 1996, except to the extent disclosed in the Waiver and Amendment dated September 16, 1996, the Waiver and Amendment dated January 7, 1997 and the Letter dated January 29, 1997 between the Borrower and the Banks (the "Letter Agreement") (and if extended, any extensions thereof)
                ----------------
there has been no Material Adverse Effect.

     6.12  Environmental Matters.  The Borrower conducts in the ordinary course
           ---------------------
of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims
             -------------
could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.13  Regulated Entities.  None of the Borrower, any Person controlling the
           ------------------
Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.14  No Burdensome Restrictions.  Neither the Borrower nor any Subsidiary
           --------------------------
is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     6.15  Copyrights, Patents, Trademarks and Licenses, etc.  The Borrower or
           -------------------------------------------------
its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.5, no claim or litigation regarding any of
                          ------------
the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     6.16  Subsidiaries.  The Borrower has no Subsidiaries other than those
           ------------
specifically disclosed in part (a) of Schedule 6.16 hereto and has no equity
                                      -------------
investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16. All Inactive Subsidiaries are
                         -------------
designated as "Inactive" on Schedule 6.16.  Each Subsidiary which is organized
                            -------------
under the laws of the United States of America or the laws of any State therein and which is not an Inactive Subsidiary has duly executed and delivered to the Collateral Agent a Guaranty.

     6.17  Insurance.  Except as specifically disclosed in Schedule 6.17, the
           ---------                                       -------------
properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are required by the Collateral Documents or otherwise customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

     6.18  Deposit Accounts, Etc.  As of the Closing Date, Schedule 6.18 sets
           ---------------------                           -------------
forth a complete list of all deposit accounts, bank accounts, brokerage accounts and other investment accounts for the account of the Borrower and its Domestic Subsidiaries (whether held in the name of the Borrower or such Subsidiary or through a designee) which are in the United States.

     6.19  Collateral Documents.  (a)  The provisions of each of the Collateral
           --------------------
Documents are effective to create in favor of the Collateral Agent, a legal, valid and enforceable first priority security interest in all right, title and interest of the Borrower and its Subsidiaries in the collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Security Agreement.

          (b) All representations and warranties of the Borrower and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct in all material respect.

     6.20 Solvency.  As of the Closing Date and as of any date prior to the
          --------
Closing Date on which the Borrower or any Guarantor granted any Lien or otherwise delivered any Collateral to the Collateral Agent, each of the Borrower and each such Guarantor is and was Solvent.

     6.21  Full Disclosure.  None of the representations or warranties made by
           ---------------
the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     7.1  Financial Statements.  The Borrower shall deliver to the Agent, in
          --------------------
form and detail satisfactory to the Agent and the

Majority Banks, with sufficient copies for each Bank (and the Agent, in turn, shall promptly deliver to the Banks):

          (a) as soon as available, but not later than ninety days after the end of each fiscal year, a copy of the audited consolidated, and unaudited consolidating, balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied in the case of the consolidated financial statements by the opinion of KPMG Peat Marwick or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such
                  -------------------
consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records and shall be delivered to the Agent pursuant to a reliance agreement between the Agent and Banks and such Independent Auditor in form and substance satisfactory to the Agent;

          (b) as soon as available, but not later than forty-five days after the end of each fiscal quarter of each fiscal year (commencing with the fiscal quarter ended January 31, 1997), a copy of the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries;

          (c) As soon as available, but in any event within ninety (90) days after the beginning of each fiscal year of the Borrower, a copy of the plan (including a projected closing consolidated balance sheet, income statement and funds flow statements) of the Borrower for each quarter of such fiscal year;

          (d) Concurrent with the delivery to the Agent of the financial statements pursuant to the foregoing clauses (a) and (b), (i) a management
                                     -----------     ---
report, in the format of Exhibit H or such other form as shall be acceptable to
                         ---------
the borrower and the Majority Banks and (ii) a detailed listing of all intercompany loans then outstanding between the Borrower and its Subsidiaries;

          (e) By the close of business on Tuesday of each calendar week of each fiscal quarter (or, in the case of any fiscal quarter which ends on a day other than Friday, Saturday or Sunday, by the close of business on the second Business Day after the end of such fiscal quarter), a report, in the format reasonably acceptable to the Banks, showing as of the end of the immediately preceding calendar week (or portion thereof occurring during such fiscal quarter), total cash receipts, total cash disbursements and Consolidated Cash Balances of the Borrower and its Subsidiaries on a consolidated basis for the portion of such calendar week which falls within such fiscal quarter.

          (f) By the close of business on Tuesday of each week, a report setting forth, in form and detail reasonably acceptable to the Agent and the Banks, the status of the Borrower's efforts to obtain equity and/or debt refinancing for the Obligations ;

          (g) As soon as available, but in any event within twenty days after the end of each calendar month, a report setting forth, in form and detail acceptable to the Agent and the Banks, the aggregate of domestic and foreign receivables of the Borrower and its Subsidiaries, net of the following:

               (i)    all receivables more than 90 days past due;

               (ii) all receivables (x) owing by an account debtor who shall have failed to pay 50% or more of the aggregate amount then owed by such account debtor under all accounts receivable owed to the Borrower or any Subsidiary within 90 days after the respective due date thereof, or (y) is an affiliate of the Borrower or, (z) is subject to any bankruptcy, insolvency or similar proceeding;

               (iii) all future dated receivables owing more than zero days but less than 90 days after the sale of the goods or performance of the services giving rise to such receivables; and

               (iv) all future dated receivables owing more than 90 days after the sale of the goods or performance of the services giving rise to such receivables; and

          (h) Concurrently with the delivery to the Agent of the report pursuant to the foregoing clause (g), a report setting forth, in form and detail
                          ---------
acceptable to the Agent and the Banks, the status of the Borrower's deliveries pursuant to Section 5.1 which the Agent and the Banks have agreed may be
            -----------
delivered after the Closing Date.

     7.2  Certificates; Other Information.  The Borrower shall furnish to the
          -------------------------------
Agent, with sufficient copies for each Bank (and the Agent, in turn, shall promptly deliver to the Banks):

          (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the Independent Auditor
               -----------------
stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by
               ------------------     ---
a Responsible Officer;

          (c) promptly, but in any event within 10 days of the filing thereof with the SEC, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q, 8K, S-1 and S-3) that the Borrower or any Subsidiary may make to, or file with, the SEC;

          (d) concurrently with the delivery of any reports, documents, or other information furnished to the Noteholders which is otherwise not furnished to the Banks pursuant to this Agreement, a copy of all such reports, documents and other information so furnished to the Noteholders; and

          (e) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Agent, at the reasonable request of any Bank, may from time to time request.

     7.3  Notices.  The Borrower shall promptly notify the Agent (who shall, in
          -------
turn, promptly notify the Banks):

          (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

          (b) of any matter that has resulted or is likely to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

          (c) of the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent (who shall, in turn, promptly notify the Banks) a copy of any notice with respect to such event that is filed with a Governmental

Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

               (i)   an ERISA Event;

               (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

               (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate; or

               (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

          (d) of any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Subsidiaries.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or
      ----------------
provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     7.4  Preservation of Corporate Existence, Etc.  The Borrower shall, and
          ----------------------------------------
shall cause each Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.3 and sales of assets permitted by Section
                          -----------                                  -------
8.2;
---

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.5  Maintenance of Property.  The Borrower shall maintain, and shall cause
          -----------------------
each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by Section 8.2. The Borrower and each
                                      -----------
Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

     7.6  Insurance.  In addition to insurance requirements set forth in the
          ---------
Collateral Documents, the Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     7.7  Payment of Obligations.  The Borrower shall, and shall cause each
          ----------------------
Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

          (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     7.8  Compliance with Laws.  The Borrower shall comply, and shall cause each
          --------------------
Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.9  Compliance with ERISA.  The Borrower shall, and shall cause each of
          ---------------------
its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     7.10  Inspection of Property and Books and Records.  The Borrower shall
           --------------------------------------------
maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided,
                                                                    --------
however, when an Event of Default exists the Agent or any Bank may do any of the
-------
foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. Representatives and independent contractors of the Agent and the Banks shall be bound by the provisions of Section 12.9. If
                                                               ------------
the Agent or any Bank has a duty or obligation under applicable laws, regulations or legal requirements to disclose any report or findings made as a result of, or in connection with, any such inspection, the Agent or such Bank may make such a disclosure to the Borrower or any other party. The Borrower also understands and agrees that the Agent and each Bank makes no representation or warranty to the Borrower or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrower also understands that depending on the results of any inspection by the Agent or any Bank and disclosed to the Borrower, the Borrower may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrower without advice or assistance from the Agent or such Bank.

     7.11  Environmental Laws.  The Borrower shall, and shall cause each
           ------------------
Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

     7.12  Use of Proceeds. The Borrower shall use the proceeds of the Loans for
           ---------------
working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

     7.13  Further Assurances.  (a)  The Borrower shall ensure that all written
           ------------------
information, exhibits and reports furnished to the Agent do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

           (b) Promptly upon request by the Agent, the Borrower shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent, the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

     7.14  Most Favored Lender Provision.  Concurrently with the furnishing to
           -----------------------------
the Noteholders of any additional benefit (whether in the form of compensation, enhancement, collateral security, covenant, default, or other benefit) not provided to the Banks (in any capacity including, without limitation, as lenders hereunder or as holders of warrants for equity in the Borrower) as at the date of this Agreement, the Borrower shall furnish to the Banks any and all such additional proportionate benefits pursuant to documentation reasonably acceptable to the Banks.


                                 ARTICLE VIII

                              NEGATIVE COVENANTS
                              ------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     8.1  Limitation on Liens.  The Borrower shall not, and shall not suffer or
          -------------------
permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted
                                                                    ---------
Liens"):
-----

          (a) any Lien existing on property of the Borrower or any Subsidiary on the Closing Date and set forth in Schedule 8.1 securing Indebtedness
                                     ------------
outstanding on such date;

          (b)  any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7, provided that no notice of
                                         -----------
lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f)  Liens on the property of the Borrower or its Subsidiary securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

          (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $500,000;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

          (i) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

          (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided
                        --------
that, except as is otherwise contemplated by the Collateral Documents, (i) such
----
deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution; and

          (k) Liens (i) existing on property at the time of its acquisition by the Borrower or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Borrower or such Subsidiary or (ii) existing on property of a corporation at the time such corporation is merged into or consolidated with or is acquired by, or substantially all of its assets are acquired by, the Borrower or a Subsidiary and not created in contemplation thereof; provided, that such Liens do not
                                          --------
extend to other property of the Borrower or any Subsidiary and that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed 100% of the lesser of the cost or fair market value (at the time of acquisition or completion of construction) of the property subject thereto; and

provided further, that after giving effect to the acquisition of the assets
-------- -------
subject to such Liens, no Default or Event of Default would exist.

     8.2  Disposition of Assets.  The Borrower shall not, and shall not suffer
          ---------------------
or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory (including the sale or licensing of computer software products of the Borrower or any Subsidiary), or used, worn-out or surplus equipment, all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

          (c) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) after giving effect to any such
                   --------
disposition, no Default or Event of Default would exist, (ii) the assets which are subject to such disposition do not include accounts or notes receivable and
(iii) the Net Proceeds of such disposition are applied to the extent required in accordance with Section 2.6.
                -----------

     8.3  Consolidations and Mergers.  The Borrower shall not, and shall not
          --------------------------
suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Subsidiary may merge with the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any Subsidiary may convey all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or another Wholly-Owned Subsidiary; provided, that no consideration is paid by the Borrower in
                  --------
exchange for such conveyance; and

          (c)  in connection with any investment permitted by subsection 8.4(d).
                                                             -----------------

     8.4  Loans and Investments.  The Borrower shall not purchase or acquire, or
          ---------------------
suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person (including, without limitation, Subsidiaries), or create any Subsidiaries not in existence on the Closing Date, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower, except for:

          (a) investments in cash equivalents, short term marketable securities and such other securities as may be consented to in writing by the Majority Banks;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale, license or lease of goods or services in the ordinary course of business;

          (c) extensions of credit by the Borrower to any of its Wholly-Owned Subsidiaries existing on the Closing Date or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries existing on the Closing Date; provided, that (i) all such extensions of credit are evidenced by
      --------
Intercompany Revolving Demand Notes duly executed by the respective Wholly-Owned Subsidiary, (ii) such Intercompany Notes are delivered to the Agent in accordance with the Pledge Agreement (Stock and Intercompany Notes) and (iii) the aggregate principal Dollar Equivalent amount of such extensions of credit to all Wholly-Owned Subsidiaries shall not exceed at any time $67,000,000;

          (d) at any time following delivery by the Borrower of the financial statements required pursuant to subsection 7.1(b) with respect to the Borrower's
                                -----------------
fiscal quarter ending January 31, 1997, investments in the equity of any Person organized under the laws of the United States or the laws of any State therein;

provided, that (i) all of the consideration for such investments shall consist
--------
of equity securities of the Borrower, (ii) no Default or Event of Default shall have occurred and be continuing or shall result therefrom and (iii) the Borrower shall deliver to the Agent a pro forma Compliance Certificate dated as of the last day of the most recent fiscal quarter for which the Borrower has delivered to the Agent the financial statements pursuant to subsection 7.1(b) showing that
                                                  -----------------
if such investment had occurred on the last day of such fiscal quarter no Default or Event of Default would have resulted therefrom;

          (e) capital contributions by the Borrower in any of its Subsidiaries consisting of the reclassification of amounts owed by any such Subsidiary to the Borrower to the extent necessary to maintain such Subsidiary in compliance with all minimum capitalization requirements under the laws of the jurisdiction where such Subsidiary is incorporated or is qualified to do business; and

          (f) the creation of Subsidiaries organized under the laws of the United States or the laws of any State therein to undertake acquisitions permitted by Section 8.11 and subsection 8.4(d); provided, that the net capital
             ------------     ----------------   --------
investment by the Borrower in any such Subsidiary shall not exceed $25,000.

     8.5  Limitation on Indebtedness.  (a) The Borrower shall not, and shall not
          --------------------------
suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i)   Indebtedness incurred pursuant to this Agreement;

          (ii) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.8;
            -----------

          (iii) Indebtedness existing on the Closing Date and set forth in

Schedule 8.5;
------------

          (iv) Indebtedness incurred in connection with leases permitted pursuant to Section 8.9;
            -----------

          (v)   Indebtedness permitted by subsection 8.4(c); and
                                          -----------------

          (vi)  Subordinated Indebtedness.

          (b) Except as otherwise provided for herein, the Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for (by way of defeasance or otherwise) any payment or prepayment of principal of, or premium, if any, on, any Subordinated Indebtedness, the Senior Notes or any other Indebtedness; provided, that the Borrower may continue to make regularly
                    --------
scheduled principal and interest payments on the Senior Notes and the other Indebtedness.

     8.6  Transactions with Affiliates.  The Borrower shall not, and shall not
          ----------------------------
suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

     8.7  Use of Proceeds.  The Borrower shall not, and shall not suffer or
          ---------------
permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act or (v) for any other purpose prohibited by the Loan Agreements.

     8.8  Contingent Obligations.  The Borrower shall not, and shall not suffer
          ----------------------
or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions, involving an aggregate notional Dollar Equivalent amount not exceeding $35,000,000 at any one time outstanding.

          (c) Contingent Obligations existing as of the Closing Date and listed in Schedule 8.8.
   ------------

     8.9  Lease Obligations.  The Borrower shall not, and shall not suffer or
          -----------------
permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

          (a) leases of the Borrower and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof; and

           (b) operating leases entered into by the Borrower or any Subsidiary after the Closing Date in the ordinary course of business; provided, that on the
                                                           --------
date upon which such operating lease is entered into and after giving effect thereto the aggregate Rentals for all operating leases of the Borrower and its Subsidiaries due within any twelve month period succeeding such date shall not exceed at any time $26,400,000.

     8.10  Restricted Payments.  The Borrower shall not, and shall not suffer or
           -------------------
permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except to:

           (a) declare and make dividend payments or other distributions payable solely in its common stock; and

           (b) in the case of any Subsidiary, declare and make divided payments or other distributions to the Borrower or any other Subsidiary.

     8.11  Asset Acquisitions.  The Borrower shall not, and shall not suffer or
           ------------------
permit any Subsidiary to, purchase or otherwise acquire assets except in the ordinary course of business; provided, that at any time following delivery by
                             --------
the Borrower of the financial statements required pursuant to subsection 7.1(b)
                                                              -----------------
with respect to the Borrower's fiscal quarter ending January 31, 1997, the Borrower or Subsidiary may purchase or acquire assets subject to compliance with each of the following conditions: (i) all of the consideration for such acquisition shall consist of equity securities of the Borrower, (ii) no Default or Event of Default shall have occurred and be continuing or shall result therefrom and (iii) the Borrower shall have delivered to the Agent a pro forma Compliance Certificate dated as of the most recent fiscal quarter for which the Borrower has delivered to the Agent the financial statements pursuant to subsection 7.1(b) showing that if such acquisition had occurred on the last day
-----------------
of such fiscal quarter no Default or Event of Default would have resulted therefrom.

     8.12  Deposit Accounts.  The Borrower shall not, and shall not permit any
           ----------------
Domestic Subsidiary to, create, establish or maintain for its account (whether held in the name of the Borrower or through its designee) any deposit accounts, bank accounts, brokerage accounts or other investment accounts in the United States except for those accounts set forth on Schedule 6.18.
                                              -------------

     8.13  ERISA.  The Borrower shall not, and shall not suffer or permit any of
           -----
its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Borrower; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     8.14  Change in Business.  The Borrower shall not, and shall not suffer or
           ------------------
permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof.

     8.15  Accounting Changes.  The Borrower shall not, and shall not suffer or
           ------------------
permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary.


                                  ARTICLE IX

                              FINANCIAL COVENANTS
                              -------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     9.1  Consolidated Net Worth.  The Borrower shall not permit its
          ----------------------
Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower to be less than $103,000,000.

     9.2  Cash Balances.  The Borrower shall not permit its Consolidated Cash
          -------------
Balances as of the last Business Day of any calendar week and as of the last day of each fiscal quarter to be less than $6,000,000.

     9.3  Capital Expenditures.  The Borrower shall not permit its Capital
          --------------------
Expenditures during any fiscal quarter of the Borrower to exceed $16,000,000.


                                   ARTICLE X

                               EVENTS OF DEFAULT
                               -----------------

     10.1  Event of Default.  Any of the following shall constitute an "Event of
           ----------------                                             --------
Default":
-------

           (a)  Non-Payment.  The Borrower fails to pay, (i) when and as
                -----------
required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b)  Representation or Warranty.  Any representation or warranty by
               --------------------------
the Borrower or any Subsidiary made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c)  Specific Defaults.  The Borrower fails to perform or observe any
               -----------------
term, covenant or agreement contained in any of Section 7.1, 7.2, 7.3 or 7.10 or
                                                -----------  ---  ---    ----
in Articles VIII or IX; or
   -------------    --

          (d)  Other Defaults.  The Borrower fails to perform or observe any
               --------------
other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Agent or any Bank; or

          (e)  Cross-Default.  The Borrower or any Subsidiary (i) fails to make
               -------------
any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

          (f)  Insolvency; Voluntary Proceedings.  The Borrower or any
               ---------------------------------
Significant Subsidiary (i) admits in writing its inability to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course;

(iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g)  Involuntary Proceedings.  (i) Any involuntary Insolvency
               -----------------------
Proceeding is commenced or filed against the Borrower or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any Significant Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any Significant Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any Significant Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h)  ERISA.  (i) An ERISA Event shall occur with respect to a Pension
               -----
Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $250,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000; or

          (i)  Monetary Judgments.  One or more non-interlocutory judgments,
               ------------------
non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated and without application to stay pending appeal for a period of 15 Business Days after the entry thereof; or

          (j)  Non-Monetary Judgments.  Any non-monetary judgment, order or
               ----------------------
decree is entered against the Borrower or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and the same shall remain unsatisfied, unvacated and without application to stay pending appeal for a period of 15 Business Days after the entry thereof; or

          (k)  Change of Control.  There occurs any Change of Control; or
               -----------------

          (l)  Collateral.
               ----------

               (i) any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or any Subsidiary party thereto or the Borrower or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

               (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material item of Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

     10.2  Remedies.  If any Event of Default occurs, the Agent shall, at the
           --------
request of, or may, with the consent of, the Majority Banks,

           (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

           (b) require the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit to be Cash Collateralized, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

           (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents (including the Collateral Documents) or applicable law;


provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 10.1 (in the case of clause (i) of subsection (g) upon the
              ------------
expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

     10.3  Rights Not Exclusive.  The rights provided for in this Agreement and
           --------------------
the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                  ARTICLE XI

                                   THE AGENT
                                   ---------

     11.1  Appointment and Authorization.  (a) Each Bank hereby irrevocably
           -----------------------------
(subject to Section 11.9) appoints, designates and authorizes the Agent to take
            ------------
such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities (it being acknowledged that additional duties and obligations of the Collateral Agent are set forth in the Collateral Agency Agreement), except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

           (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and
--------  -------
immunities (i) provided to the Agent in this Article XI with respect to any acts
                                             ----------
taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article XI, included the Issuing Bank with
                                     ----------
respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     11.2  Delegation of Duties.  The Agent may execute any of its duties under
           --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

     11.3  Liability of Agent.  None of the Agent-Related Persons shall (i) be
           ------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     11.4  Reliance by Agent.  (a)  The Agent shall be entitled to rely, and
           -----------------
shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

           (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has executed this Agreement shall be
             -----------
deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     11.5  Notice of Default.  The Agent shall not be deemed to have knowledge
           -----------------
or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will inform the Banks and the Borrower of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article X; provided, however, that unless and until the Agent
                ---------  --------  -------
has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     11.6  Credit Decision.  Each Bank acknowledges that none of the Agent-
           ---------------
Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value of and title to any Collateral and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower and its Subsidiaries which may come into the possession of any of the Agent-Related Persons.

     11.7   Indemnification of Agent.  Whether or not the transactions
            ------------------------
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however,
                                                            --------  -------
that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     11.8   Agent in Individual Capacity. BofA and its Affiliates may make loans
            ----------------------------
to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, if any, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BAI in its individual capacity.

     11.9   Successor Agent.  The Agent may, and at the request of the Majority
            ---------------
Banks shall, resign as Agent upon 30 days' notice to the Banks and the Borrower. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks subject, at such times as no Default or Event of Default shall be continuing, to the Borrower's reasonable consent. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, at such times as no Default or Event of Default shall be continuing, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI and Sections 12.4 and 12.5
                                           ----------     -------------     ----
shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BAI shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     11.10  Withholding Tax.  (a)  If any Bank is a "foreign corporation,
            ---------------
partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS

Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     12.1   Amendments and Waivers. (a)  No amendment or waiver of any provision
            ----------------------
of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that such waiver, amendment, or
                         --------  -------
consent shall, unless in writing and signed by all the Banks and the Borrower and acknowledged by the Agent, do any of the following:

          (i) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 10.2);
                                  ------------

          (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (z) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

          (v)   amend this Section, or Section 2.15, or any provision herein
                                       ------------
providing for consent or other action by all Banks;

and, provided further, that (x) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (y) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (z) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     (b) In the event that any Person to whom the Borrower or any Subsidiary is indebted has previously or shall hereafter impose upon the Borrower or any Subsidiary any additional or more restrictive covenant or obligation than is imposed upon the Borrower or any Subsidiary by this Agreement, or the Borrower or any Subsidiary has granted or hereafter grants any such Person an additional or more favorable covenant or right than exists under this Agreement, this Agreement shall be deemed to be amended automatically to incorporate such additional or more restrictive right, obligation or covenant, and the Borrower shall promptly so notify the Agent, the Issuing Bank and each Bank and provide a copy thereof to the Agent, the Issuing Bank and each Bank.

     12.2  Notices.  (a)  All notices, requests and other communications shall
           -------
be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, in the case of the Borrower, to the address or facsimile number set forth on its signature page hereto and, in the case of the Agent and the Banks, to the address or facsimile number specified for notices on Schedule
                                                                       --------
12.2; or, as directed to the Borrower or the Agent, to such other address as
----
shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or XI shall not be effective until actually
                    ---------------    --
received by the Agent, and notices pursuant to Article III to the Issuing Bank
                                               -----------
shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on Schedule 11.2.
                                            -------------

          (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person previously authorized by the Borrower to give such notice and the Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     12.3 No Waiver; Cumulative Remedies.  No failure to exercise and no delay
          ------------------------------
in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     12.4  Costs and Expenses.  The Borrower shall:
           ------------------

           (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 5.1(g)) for all
                                            -----------------
supportable and direct costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration (including, without limitation, monitoring the Collateral) and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto;

           (b) pay or reimburse the Agent and each Bank within five Business Day after demand (subject to subsection 5.1(g)) for all direct costs and expenses
                         -----------------
(including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

           (c) pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 5.1(g)) for all appraisal
                                            -----------------
(including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.
                          ----------- ---     ---


     12.5  Borrower Indemnification.  Whether or not the transactions
           ------------------------
contemplated hereby are consummated, the Borrower shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an

"Indemnified Person") harmless from and against any and all direct liabilities,
-------------------
obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the
                              -----------------------    --------
Borrower shall have no obligation hereunder to any Indemnified Person with respect to liabilities resulting solely from the gross negligence or willful misfeasance or nonfeasance of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     12.6  Marshalling Payments Set Aside.  Neither the Agent nor the Banks
           ------------------------------
shall be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     12.7  Successors and Assigns.  The provisions of this Agreement shall be
           ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (a) the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank, (b) the Agent may only assign or transfer its rights and obligations under this Agreement in accordance with Section 11.9
                                                                   ------------
and (c) the Banks may only assign or transfer their respective rights and obligations under this Agreement in accordance with Section 12.8.
                                                    ------------

     12.8  Assignments, Participations, etc.  (a)  Any Bank may, with the
           ---------------------------------
written consent of the Agent, the Issuing Bank and, at such times as no Default or Event of Default shall be continuing, the Borrower, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees

(provided that no written consent of the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all,
                                                               --------
any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the Borrower and the Agent may continue to
             --------  -------
deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit E
                                                                   ---------
("Assignment and Acceptance") together with any Note or Notes subject to such
  -------------------------
assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Agent receives the Borrower's consent (if so required), and notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) After receiving the Borrower's consent (if so required), and within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 12.8(a)), the Borrower shall execute and deliver to the Agent, new
------------------
Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Commitment retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
                                              --- -----

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating
                                                 -----------
interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this
--------  -------
Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Agent and the Issuing Bank shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     12.9  Confidentiality.  The Agent, the Issuing Bank and each Bank agree to
           ---------------
take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified in writing as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary, or by the Agent on such Borrower's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by a Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or any Subsidiary, provided that such source is not bound by a confidentiality agreement with the

Borrower known to the Bank; provided, that any Bank may disclose such
                            --------
information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates provided that such Affiliates agree in writing to keep such information confidential to the same extent required by the Banks hereunder; provided further, that with respect to the foregoing clauses (B), (C), (D) and
-------- -------
(E), the respective Bank shall give prompt notice of such disclosure to the Borrower.

     12.10  Set-off.  In addition to any rights and remedies of the Banks
            -------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank shall upon exercising its set-off rights to notify the Borrower and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give
                                   --------  -------
such notice shall not affect the validity of such set-off and application.

     12.11  Automatic Debits of Fees.  With respect to any fee, or any other
            ------------------------
cost or expense (excluding Attorney Costs) due and payable to the Agent, the Issuing Bank or BofA under the Loan Documents, the Borrower hereby authorizes BofA to debit with timely notice to the Borrower a prearranged deposit account of the Borrower with BofA or any Affiliate of BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     12.12  Notification of Addresses, Lending Offices, Etc.  Each Bank shall
            ------------------------------------------------
notify the Agent and the Borrower in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     12.13  Counterparts.  This Agreement may be executed in any number of
            ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     12.14  Severability.  The illegality or unenforceability of any provision
            ------------
of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     12.15  No Third Parties Benefited.  This Agreement is made and entered into
            --------------------------
for the sole protection and legal benefit of the Borrower, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     12.16  Governing Law and Jurisdiction.  (a)  THIS AGREEMENT AND OTHER LOAN
            ------------------------------
DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER
                           --------------------
HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT

OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS.

     12.17  Entire Agreement.  This Agreement, together with the other Loan
            ----------------
Documents, embodies the entire agreement and understanding among the Borrower, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (including, without limitation, the Existing Credit Agreement, the Waiver and Amendment dated September 16, 1996, and the Waiver and Amendment dated January 7, 1997); it being understood that all waivers granted in such prior agreements shall continue in full force and effect for the period specified in such waivers.

     12.18  Reaffirmation and Restatement. This Agreement constitutes an
            -----------------------------
amendment and restatement of the Existing Credit Agreement and the Indebtedness evidenced by the Existing Credit Agreement, is continuing Indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Indebtedness evidenced by the Existing Credit Agreement, or to release or otherwise adversely affect any Lien, mortgage or security interest securing such Indebtedness or any rights the Agent or the Banks against any guarantor, surety or other party primarily or secondarily liable for such Indebtedness.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                             SYSTEM SOFTWARE ASSOCIATES, INC.

                             By: /s/ Joseph J. Skadra
                                 ----------------------------
                             Title: Chief Financial Officer
                                    -------------------------

                             Address:

                             500 West Madison, 32nd Floor
                             Chicago, IL  60661

                             Facsimile No.:  (312) 641-3737


                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION,
                             as Agent

                             By: /s/ Judith L. Kramer
                                 ----------------------------
                             Title: Vice President
                                    -------------------------


                             BANK OF AMERICA ILLINOIS,
                             as Issuing Bank

                             By: /s/ Leslie Reuter
                                 ----------------------------
                             Title: Attorney-in-Fact
                                    -------------------------


                             BANK OF AMERICA ILLINOIS,
                             as a Bank

                             By: /s/ Leslie Reuter
                                 ----------------------------
                             Title: Attorney-in-Fact
                                    -------------------------


                             AMERICAN NATIONAL BANK AND TRUST
                             COMPANY OF CHICAGO

                             By: /s/ Darren M. Snyder
                                 ----------------------------
                             Title: Assistant Vice President
                                    -------------------------




Amended and Restated
Secured Credit Agreement - Signature Page

                                 SCHEDULE 1.1
                                 ------------

                         Original Financial Covenants


     A.   Net Worth.  The Borrower shall not permit at any time its Consolidated
          ---------
Net Worth to be less than $143,000,000 plus the sum of 50% of its Consolidated
                                       ----
Net Income (without reduction for any losses) as of the end of each fiscal quarter ending after July 31, 1996.

     B.   Fixed Charge Ratio.  The Borrower shall not permit at any time the
          ------------------
ratio of Consolidated Income Available for Fixed Charges to Fixed Charges for the most recently completed four fiscal quarters to be less than 3.5 to 1.0.

     C.   Indebtedness Ratio.  The Borrower shall not permit at any time the
          ------------------
ratio of (a) Consolidated Indebtedness (but excluding any sums which arise under clause (g) of the definition of "Indebtedness") to (b) Consolidated Total Capitalization as in effect at the end of the fiscal quarter then most recently ended to be more than .60 to 1.00.

     D.   Senior Indebtedness Ratio.  The Borrower shall not permit at any time
          -------------------------
the ratio of (a) Consolidated Senior Indebtedness (but excluding any sums which arise under clause (g) of the definition of "Indebtedness") to (b) Consolidated Total Capitalization as in effect at the end of the fiscal quarter then most recently ended to be more than .40 to 1.00.

     E.   Quick Ratio.  The Borrower shall not permit its Quick Ratio at any
          -----------
time to be less than 1.0:1.0. For purposes hereof, "Quick Ratio" means, at any time, the ratio of (a) the sum of (i) (x) cash balances maintained by the Borrower and its Subsidiaries minus (y) any proceeds of Loans which are
                              -----
maintained in deposit accounts with the Agent or any Agent-Related Person, plus
                                                                           ----
(ii) the lesser of (x) the Dollar Equivalent amount of all accounts receivables of the Borrower and its Subsidiaries less any write-offs in accordance with GAAP or (y) the product of nine and the amount of cash balances referenced in clause
(a)(i) above to (b) the sum of (i) consolidated current liabilities of the Borrower and its Subsidiaries plus (ii) without double counting, the aggregate
                              ----
principal Dollar Equivalent amount of all Loans outstanding hereunder other than proceeds of Loans which are maintained in deposit accounts with the Agent or any Agent-Related Person.

     For purposes of this schedule the following terms shall have the following definitions:

          "Consolidated Indebtedness" means the total consolidated Indebtedness
           -------------------------
     of the Borrower and the Subsidiaries plus (without duplication) the undrawn face amount of all outstanding letters of credit issued for the account of the Borrower or any Subsidiary.

          "Consolidated Income Available for Fixed Charges" means, for any
           -----------------------------------------------
     period, the sum of (i) Consolidated Net Income, plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state, or other income taxes made by the Borrower and its Subsidiaries during such period and (iii) Fixed Charges.

          "Consolidated Net Income" means, for any period, the consolidated net
           -----------------------
     income (or deficit) of the Borrower and its Subsidiaries after deducting, without duplication, all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP and after deducting portions of income properly attributable to outstanding minority interests, if any, in Subsidiaries; provided, however, that there shall be excluded (i) any income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or merges into or consolidates with the Borrower or a Subsidiary, (ii) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has any ownership interest (except that any such income actually received by the Borrower or such Subsidiary in the form of cash dividends or similar distributions shall be included without limitation), (iii) any gains or losses, or other income, properly classified as extraordinary in accordance with GAAP, (iv) any gains or losses, or other income, characterized as non-recurring in the financial statements delivered pursuant to Section 7.1 of
                                                                 -----------
     the Agreement, (v) any gain resulting from the sale of fixed or capital assets other than in the ordinary course of business, (vi) any portion of the net income of a Subsidiary which for any reason cannot be distributed as a cash dividend, and (vi) any gains resulting from the reappraisal, revaluation or write-up of assets.

          "Consolidated Net Worth" means the sum of consolidated stockholders'
           ----------------------
     equity of the Borrower and its Subsidiaries determined in accordance with GAAP, less, the sum of all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as such in accordance with GAAP, which are incurred subsequent to August 15, 1993 and for which the Borrower would not be entitled to a deduction for federal income tax purposes.

          "Consolidated Senior Indebtedness" means Consolidated Indebtedness
           --------------------------------
     less Subordinated Indebtedness.

          "Consolidated Total Capitalization" means the sum of Consolidated Net
           ---------------------------------
     Worth and Consolidated Indebtedness.

          "Fixed Charges" means, for any period, the sum of (i) interest expense
           -------------
     (including the interest component of Rentals under capital leases), amortization of debt discount and expense on Indebtedness of the Borrower and its Subsidiaries during such period plus (ii) one-third of Rentals under operating leases.

          "Spot Rate" for a currency means the rate quoted by BofA as the spot
           ---------
     for the purchase by BofA of such currency with another currency through its Foreign Exchange Trading Center #5193, San Francisco, California (or such other of BofA's offices as BofA may designate from time to time) at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

                                 SCHEDULE 2.1
                                 ------------



                                  COMMITMENTS
                                  -----------
                              AND PRO RATA SHARES
                              -------------------

       Bank                 Commitment               Pro Rata Share
-------------------         -----------------        ---------------

Bank of America Illinois    50% of the sum of             50%
                            $46,400,000 (as to
                            Loans) and the Dollar
                            Equivalent amount of
                            the Existing BAI
                            Letters of Credit

American National Bank      50% of the sum of
 and Trust Company of       $46,400,000 (as to            50%
 Chicago                    Loans) and the Dollar
                            Equivalent amount of
                            the Existing BAI
                            Letters of Credit


TOTAL                       The sum of $46,400,000        100%
                            (as to Loans) and the
                            Dollar Equivalent
                            amount of the Existing
                            BAI Letters of Credit

                                 SCHEDULE 12.2
                                 -------------


                    OFFSHORE AND DOMESTIC LENDING OFFICES,
                    --------------------------------------
                             ADDRESSES FOR NOTICES
                             ---------------------


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
-----------------------
 as Agent

For Borrowing notices and
Notices of Conversion/Continuation
Agency Administrative Services #5596
1455 Market Street, 13th Floor
San Francisco, California 94103
Attention:       Blanca Vinje
                 Telephone: (415) 436-2783
                 Facsimile: (415) 436-2700

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
Agency Management #10831
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:       Dietmar Schiel
                 Telephone: (415) 436-2769
                 Facsimile: (415) 436-3425

BANK OF AMERICA ILLINOIS,
------------------------
 as Issuing Bank and as a Bank

Domestic and Offshore Lending Office:

Bank of America Illinois
200 West Jackson
Chicago, Illinois  60697
Attention:       Lynn Themelis
                 Telephone: (312) 828-3809
                 Facsimile: (312) 974-9626

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America NT&SA
The Mid-Cap Technology Div. #5974
530 Lytton Avenue, 2nd Floor
Palo Alto, California  94301-1539
Attention:       Cecilia Person
                 Telephone: (415) 853-4688
                 Facsimile: (415) 853-4687

with a copy to:
Bank of America NT&SA

Special Assets Group 4346
333 S. Beaudry Avenue; 9th Floor
Los Angeles, California  90017
Attention:     Leslie Reuter
               Telephone:  (213) 345-7921
               Facsimile:  (213) 345-9644

AMERICAN NATIONAL BANK AND
--------------------------
 TRUST COMPANY OF CHICAGO
 ------------------------
as a bank

Domestic and Offshore Lending Office:

American National Bank and
 Trust Company of Chicago
33 North LaSalle Street
Chicago, IL  60690
Attention:     Paul Carlisle
               Vice President
               Telephone:  (312) 661-6173
               Facsimile:  (312) 661-3566

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

American National Bank and
 Trust Company of Chicago
33 North LaSalle Street
Chicago, IL  60690
Attention:     Paul Carlisle
               Vice President
               Telephone:  (312) 661-6173
               Facsimile:  (312) 661-3566

                                   EXHIBIT A

                          FORM OF NOTICE OF BORROWING
                          ---------------------------


                                                  Date:  ________________, 199__


To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Credit Agreement dated as of February 28, 1997 (as extended, renewed, amended or restated from time to time, the "Credit
                                                                    ------
     Agreement") among System Software Associates, Inc., Bank of America
     ---------
     Illinois, as Issuing Lender, certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent.


Ladies and Gentlemen:

     The undersigned, System Software Associates, Inc., refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit
                                                 -----------
Agreement, of the Borrowing specified below:

          1. The aggregate amount of the proposed Borrowing is $ _____________________.

          2.  The Business Day of the proposed Borrowing is
       _____________________, 19___.


          3. The Borrowing is to be comprised of $___________ of [Base Rate] [Offshore Rate] Loans.

          4. In the case of an Offshore Rate Loan, the duration of the Interest Period shall be [_____ months].

          5. The account into which the proceeds of the Borrowing are to be deposited is: _________. */-

          6. The proceeds of the Borrowing will be used for the following purpose:_________________________________________.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the

__________________

*/- To the extent the account is not maintained with the Agent appropriate wire transfer information needs to be included.

proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a)  the Revolver Date has occurred;

          (b) the representations and warranties contained in Article VI of the Credit Agreement and in each other Loan Document are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

          (c) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

          (d) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.


                                    SYSTEM SOFTWARE ASSOCIATES, INC.


                                    By:  __________________________________

                                    Title:  _______________________________

                                   EXHIBIT B

                   FORM OF NOTICE OF CONVERSION/CONTINUATION
                   -----------------------------------------

                                            Date:________________, 199__

To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement dated as of February 28, 1997 (as extended, renewed, amended or restated from time to time, the "Credit
                                                                    ------
     Agreement") among System Software Associates, Inc., Bank of America
     ---------
     Illinois, as Issuing Lender, certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

     The undersigned, System Software Associates, Inc., refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit
                                                 -----------
Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

          1.  The Conversion/Continuation Date is ____________, 19__.

          2. The aggregate amount of the Loans to be [converted] [continued] is $______________.

          3. The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

          4. In the case of an Offshore Rate Loan, the duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [____ months].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a)  the Revolver Date has occurred;

          (b) the representations and warranties contained in Article VI of the Credit Agreement and in each other Loan Document are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

          (c) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

          (d) the proposed [conversion][continuation] will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.



                                      SYSTEM SOFTWARE ASSOCIATES,INC.

                                      By:  __________________________
                                      Title:  _______________________

                                   EXHIBIT C


                       SYSTEM SOFTWARE ASSOCIATES, INC.
                        FORM OF COMPLIANCE CERTIFICATE
                        ------------------------------



                                 Financial
                                 Statement Date:  ____________, 199_


     Reference is made to that certain Credit Agreement dated as of February 28, 1996 (as extended, renewed, amended or restated from time to time, the "Credit
                                                                        ------
Agreement") among System Software Associates, Inc., a Delaware corporation (the
---------
"Company"), Bank of America Illinois, as issuing lender (the "Issuing Lender"),
 -------
the financial institutions from time to time parties to this Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as
      -----
agent for the Banks (in such capacity, the "Agent").  Unless otherwise defined
                                            -----
herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

     The undersigned Responsible Officer of the Company, hereby certifies as of the date hereof that he/she is the __________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its Subsidiaries, and that:

     [1.  Attached as Schedule 1 hereto are (a) a true and correct copy of the
                      ----------
audited consolidated balance sheet of the Company as at the end of the fiscal year ended _______________, 199_ and (b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by the opinion of Price Waterhouse or another nationally-recognized certified independent public accounting firm (the "Independent Auditor") which report states that such consolidated financial
 -------------------
statements are complete and correct and have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries for the periods indicated and on a basis consistent with prior periods.]

     [1.  Attached as Schedule 1 hereto are (a) a true and correct copy of the
                      ----------
unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal quarter ended __________, 199__, and
(b) the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer that such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Company and its Subsidiaries.]

     2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

     3.   To the best of the undersigned's knowledge:

          (a) the representations and warranties contained in Article VI of the Credit Agreement and in each other Loan Document are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

     4.   The financial covenant analyses and information set forth on Schedule
                                                                       --------
2 attached hereto are true and accurate on and as of the date of this
-
Certificate (the "Computation Date").
                  ----------------

     [5.  The financial covenant analyses and information set forth on Schedule
                                                                       --------
3 attached hereto are true and accurate on and as of the date of this
-
Certificate (the "Computation Date").]/1/-
                  ----------------

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________________, 199__.


                              SYSTEM SOFTWARE ASSOCIATES, INC.



                              By: ______________________________

                              Title: ___________________________



___________________


/1/-  To be included only when in compliance with all Original Financial
Covenants.

                                  SCHEDULE 1
                                  ----------

                                  SCHEDULE 2
                                  ----------


8.4  Loans and Investments.
     ---------------------

     (d)  Aggregate principal Dollar Equivalent
          amount of extensions of credit to
          Wholly-Owned Subsidiaries (not to
          exceed $67,000,000)                          $__________

     (f)  Aggregate net capital investment
          to Subsidiaries which acquire equity
          or assets of a third party after the
          delivery of the 1/31/97 financial
          statements (not to exceed $15,000)           $__________

8.8  Contingent Obligations
     ----------------------

     (b)  Aggregate notional Dollar Equivalent
          amount of Swap Contracts (not to
          exceed $35,000,000)                          $__________

8.9  Lease Obligations
     -----------------

     (b)  Aggregate Rentals for all operating
          leases due within twelve month period
          succeeding Computation Date (not to
          exceed $26,400,000)                          $__________

9.1  Consolidated Net Worth
     ----------------------

     .    Consolidated Net Worth (not less
          than $103,000,000)                           $__________

9.2  Cash Balances
     -------------

     .    Consolidated Cash Balances (not
          less than $6,000,000)                        $__________

9.3  Capital Expenditures
     --------------------

     .    Capital Expenditures incurred during
          the fiscal quarter ending on the
          Computation Date (not to exceed
          $16,000,000)                                 $__________

                                  SCHEDULE 3
                                  ----------



1.   Net Worth.
     ---------

          This test shall apply at all times and shall be measured at the end of each fiscal quarter.

     (a)  $73,000,000 :                                     $73,000,000
                                                            -----------
     (b)  sum of Consolidated Net Income for
          each fiscal quarter ending after
          July 31, 1993 (but without reduction
          for any net losses occurring during
          such quarters):                                   $ _________

     (c)  50% of Item 1(b) :                                $ _________

     (d)  The sum of Items 1(a) and 1(c) :                  $ _________
     (e)  Consolidated Net Worth as of the
          Computation Date :                                $ _________

     (f)  The amount in Item 1(e) may not be
          less than the amount in Item 1(d).

2.   Fixed Charge Ratio.
     ------------------

          This ratio shall be measured at the end of each fiscal quarter for the most recently completed four fiscal quarters then ended.

     (a)  Consolidated Income Available for
          Fixed Charges :                                   $ _________

     (b)  Fixed Charges :                                   $ _________

     (c)  The ratio of Item 2(a) to Item 2(b) :                  :
                                                              ---- ----
     (d)  The ratio in Item 2(c) may not be less
          than 3.50:1.00.

3.   Indebtedness Ratio.
     -------------------

          This ratio shall be measured at the end of each fiscal quarter for the fiscal quarter then ended.

     (a)  Consolidated Indebtedness :                       $ _________

     (b)  Consolidated Total Capitalization :               $ _________

     (c)  The ratio of Item 3(a) to Item 3(b) :                  :
                                                              ----- ---

     (d)  The ratio in Item 3(c) may not be
          greater than .60:1.00.

4.   Senior Indebtedness Ratio.
     -------------------------

          This ratio shall be measured at the end of each fiscal quarter for the fiscal quarter then ended.

     (a)  Consolidated Senior Indebtedness :                $ _________

     (b)  Consolidated Total Capitalization :               $ _________

     (c)  The ratio of Item 4(a) to Item 4(b) :                  :
                                                              ----- ---

     (d)  The ratio in Item 4(c) may not be
          greater than .40:1.00.

5.   Quick Ratio.
     -----------

          This ratio shall be measured at the end of each fiscal quarter for the fiscal quarter then ended .

     (a)  Cash balances maintained by the
          Company and its Subsidiaries :                    $ _________

     (b)  any proceeds of Loans which are
          maintained in deposit accounts with the
          Agent or any Agent-Related Person :               $ _________

     (c)  Item 5(a) less Item 5(b) :                        $ _________

     (d)  the Dollar Equivalent amount of all
          accounts receivables of the Company
          and its Subsidiaries :                            $ _________

     (e)  any write-offs in accordance with
          GAAP :                                            $ _________

     (f)  Item 5(d) less Item 5(e) :                        $ _________

     (g)  The product of 9 and Item 5(c) :                  $ _________

     (h)  The lesser of Item 5(f) and Item 5(g) :           $ _________

     (i)  The sum of Items 5(c) and 5(h) :                  $ _________

     (j)  consolidated current liabilities of
          the Company and its Subsidiaries :                $ _________

     (k)  without double counting, the aggregate
          principal Dollar Equivalent amount of
          all Loans outstanding :                           $ _________

     (l)  Item 5(k) less Item 5(b)                          $ _________

     (m)  The sum of Items 5(j) and 5(l) :                  $ _________

     (n)  The ratio of Item 5(i) to Item 5(m) :                  :
                                                              ----- ---
     (o)  The ratio in Item 5(n) may not be less
          than 1.00:1.00.

6.   Leverage Ratio
     ---------------

          This ratio shall be measured at the end of each fiscal quarter for the fiscal quarter then ended for the purpose of calculating interest rates pursuant to Section 2.10(a)(iii) of the Credit Agreement and letter of credit fees pursuant to Section 3.8 of the Credit Agreement.

     (a)  Consolidated Indebtedness :                       $ _________

     (b)  the aggregate principal Dollar
          Equivalent amount of all Offshore
          Currency Loans to the Subsidiary
          Borrowers outstanding, the
          proceeds of which are maintained
          in a deposit account with the Agent
          or one of its Affiliates :                        $ _________

     (c)  Item 6(a) less Item 6(b) :                        $ _________

     (d)  Consolidated Tangible Net Worth :                 $ _________

     (e)  The ratio of Item 6(c) to Item 6(d) :             $ _________

                                   EXHIBIT E

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
                  -------------------------------------------



          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and
                                                          --------------
Acceptance") dated as of __________, 199__ is made between
----------
___________________________ (the "Assignor") and __________________________
                                  --------
(the "Assignee").
      --------


                                   RECITALS
                                   --------

          WHEREAS, the Assignor is party to that certain Credit Agreement, dated as of February 28, 1997 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among System Software
                              ----------------
Associates, Inc., a Delaware corporation (the "Company"), Bank of America
                                               -------
Illinois, as issuing lender (the "Issuing Lender"), the several financial institutions from time to time party thereto (including the Assignor, the

"Banks"), and Bank of America National Trust and Savings Association, as agent
 -----
for the Banks (the "Agent").  Any terms defined in the Credit Agreement and not
                    -----
defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

          WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrowers in an
                                ---------------
aggregate amount not to exceed $__________ (the "Commitment");
                                                 ----------

          WHEREAS, as of the date hereof [the Assignor has Committed Loans outstanding to the Borrowers in the aggregate principal Dollar Equivalent amount of $__________] [no Committed Loans are outstanding under the Credit Agreement];

          WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans] in an amount equal to $__________ (the "Assigned
                                                                     --------
Amount") on the terms and subject to the conditions set forth herein and the
------
Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Assignment and Acceptance.
          -------------------------

          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage
                                                      ---------------------
Share") of (A) the Commitment [and the Committed Loans] of the Assignor and (B)
-----
all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

          [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans assigned, including any special payment provisions for Offshore Currency Loans.]

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 12.4 and 12.5 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be [$__________].

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be [$__________].

     2.   Payments.
          --------

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to [$__________] [plus], representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

          (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 12.8(a) of the Credit
                                          ---------------
Agreement.

     3.   Reallocation of Payments.
          ------------------------

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and Committed Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision.
          ---------------------------

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.1(a) and (b) of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.
          -----------------------

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 199__ (the "Effective
                                                                ---------
Date"); provided that the following conditions precedent have been satisfied on
        --------
or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

               (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 12.8(a) of the Credit Agreement shall have been duly obtained and
      ---------------
shall be in full force and effect as of the Effective Date;

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               (iv)  the Assignee shall have complied with all provisions of
Section 12.8(a) of the Credit Agreement;
---------------

               (v) the processing fee referred to in Section 2(b) hereof and in Section 12.8(a) of the Credit Agreement shall have been paid to the Agent;
   ---------------
and

               (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.
                   ----------
     [6.  Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]
          -----

          (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

          (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

     7.   Withholding Tax.
          ---------------

     The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.   Representations and Warranties.
          ------------------------------

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.
          ------------------

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.
          -------------

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

          [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                          [ASSIGNOR]


                                   By:__________________________________________

                                   Title:_______________________________________


                                   By:__________________________________________

                                   Title:_______________________________________

                                   Address:



                                          [ASSIGNEE]


                                   By:__________________________________________

                                   Title:_______________________________________


                                   By:__________________________________________

                                   Title:_______________________________________

                                   Address:

                                  SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------


                                                           _______________, 19__



Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Agency Management Services #5596

System Software Associates, Inc.
500 West Madison
Chicago, IL  60661
Attn: ___________________________

Ladies and Gentlemen:

     We refer to the Credit Agreement dated as of February 28, 1997 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among System Software Associates, Inc. (the "Company"), Bank
-----------------                                                -------
of America Illinois, as issuing lender (the "Issuing Lender"), the Banks referred to therein and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are
                             -----
used herein as therein defined.

     1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
                                       --------
"Assignee") of _____% of the right, title and interest of the Assignor in and to
---------
the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor [and all outstanding Loans made by the Assignor]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before
                                           -------------------------
giving effect to such assignment the Assignor's Commitment is $ ___________ [and the aggregate Dollar Equivalent amount of its outstanding Loans is $_____________].

     2. The Assignee agrees that, upon receiving the consent of the Agent and the Company to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

     3.   The following administrative details apply to the Assignee:

          (A)  Notice Address:

               Assignee name: __________________________
               Address:  _______________________________
                         _______________________________
                         _______________________________
               Attention:  _____________________________
               Telephone:  (___) _______________________
               Telecopier:  (___) ______________________
               Telex (Answerback):  ____________________

          (B)  Payment Instructions:

               Account No.:  ___________________________
                    At:      ___________________________
                             ___________________________
                             ___________________________
               Reference:    ___________________________
               Attention:    ___________________________

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                              Very truly yours,

                              [NAME OF ASSIGNOR]

                              By:_____________________________________________

                              Title:________________________________


                              By:_____________________________________________

                              Title:________________________________

                              [NAME OF ASSIGNEE]


                              By:______________________________________________

                              Title:__________________________________


                              By:______________________________________________

                              Title:__________________________________


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent


By: __________________________
Its: _________________________

                                   EXHIBIT F
                                   ---------


                 FORM OF AMENDED AND RESTATED PROMISSORY NOTE
                 --------------------------------------------



$_______________________                                     February 28, 1997



          FOR VALUE RECEIVED, the undersigned, System Software Associates, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of
                             -------
___________________ (the "Bank") the principal sum of ____________ Dollars
                          ----
($___________) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of February 28, 1997 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, System Software Associates, Inc.,
     ----------------
the Bank, the other banks parties thereto, Bank of America National Trust and Savings Association, as Agent for the Banks, and Bank of America Illinois, as issuing lender (the "Issuing Lender"), on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

          The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").
                                                                  ----

          This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

          This Amended and Restated Revolving Note constitutes a renewal and restatement of, and a replacement and substitute for, the Revolving Note dated June 19, 1995 of the undersigned, payable to the order of the Bank in the original principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (the "Existing Note"). The indebtedness evidenced by the Existing Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Existing Note, or to release or otherwise adversely affect any lien, mortgage, or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

                             SYSTEM SOFTWARE ASSOCIATES, INC.



                             By:___________________________

                             Title: _______________________



                             By:___________________________

                             Title: _______________________

                                                              Schedule A to Note


                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS
                ------------------------------------------------

                  (2)         (3)         (4)
                Amount     Maturity    Amount of
                  of        Date of      Base         (5)
    (1)           Base       Base      Rate Loan    Notation
   Date        Rate Loan   Rate Loan    Repaid      Made By
---------      ---------   ---------   ---------   ---------

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

_________      _________   _________   _________   _________

                                                              Schedule B to Note


            OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS
            --------------------------------------------------------

                 (2)
               Currency
                 and          (3)         (4)
                Amount      Maturity    Amount of
                  of        Date of     Offshore       (5)
   (1)         Offshore    Offshore       Rate       Notation
  Date         Rate Loan   Rate Loan   Loan Repaid    Made By
----------     ---------   ---------   -----------   ---------

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

__________     _________   _________   ___________   _________

================================================================================

                          COLLATERAL AGENCY AGREEMENT

                                 by and among

                       SYSTEM SOFTWARE ASSOCIATES, INC.,
                        AND VARIOUS OF ITS SUBSIDIARIES
                                  AS GRANTORS


                                      and

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                              as Collateral Agent



                         Dated as of January 15, 1997

================================================================================

                               TABLE OF CONTENTS

RECITALS.......................................................................  -1-

                                   SECTION I

                       COMMON TERMS AND INTERPRETATION.........................  -1-
     SECTION 1.1  Definitions and Usage........................................  -1-

                                  SECTION II

                        CERTAIN OBLIGATIONS AND DUTIES
                   OF THE COLLATERAL AGENT AND THE COMPANY.....................  -3-
     Section 2.1  Appointment as Collateral Agent..............................  -3-
     Section 2.2  Actions......................................................  -3-
     Section 2.3  Additional Collateral Documents..............................  -5-

                                  SECTION III

                         ACTIONABLE DEFAULTS; REMEDIES.........................  -6-
     Section 3.1  Actionable Default...........................................  -6-
     Section 3.2  Remedies.....................................................  -7-
     Section 3.3  Right to Initiate Judicial Proceedings, etc..................  -8-
     Section 3.4  Appointment of a Receiver....................................  -8-
     Section 3.5  Exercise of Powers...........................................  -8-
     Section 3.6  Control by the Majority Holders..............................  -9-
     Section 3.7  Remedies Not Exclusive.......................................  -9-
     Section 3.8  Waiver of Certain Rights..................................... -10-
     Section 3.9  Limitation on Collateral Agent's Duties in Respect of
                  Collateral................................................... -11-
     Section 3.10 Limitation by Law............................................ -11-
     Section 3.11 Absolute Rights of Holders................................... -11-
     Section 3.12 Priority of Security......................................... -12-

                                   SECTION IV

                              COLLATERAL ACCOUNT;
                 CONTROLLED CASH ACCOUNT; APPLICATION OF MONEYS................ -12-
     Section 4.1  The Collateral Account....................................... -12-
     Section 4.2  Grant of Security Interest; Control of Collateral
                     Account................................................... -13-
     Section 4.3  Investment of Funds Deposited in Collateral
                     Account................................................... -14-
     Section 4.4  Application of Moneys In Collateral Account.................. -14-
     Section 4.5  Application of Net Proceeds.................................. -16-

                                      (i)

                                   SECTION V
                         AGREEMENTS WITH COLLATERAL AGENT...................... -17-
     Section 5.1  Delivery of Debt Agreements.................................. -17-
     Section 5.2  Information as to Holders.................................... -17-
     Section 5.3  Expenses..................................................... -17-
     Section 5.4  Stamp and Other Similar Taxes................................ -19-
     Section 5.5  Filing Fees, Excise Taxes etc................................ -19-
     Section 5.6  Indemnification.............................................. -19-
     Section 5.7  Further Assurances........................................... -21-
     Section 5.8  Information Sharing.......................................... -22-
     Section 5.9  Dispute Resolution Mechanism for Certain Matters............. -23-

                                  SECTION VI

                             THE COLLATERAL AGENT.............................. -23-
     Section 6.1  Exculpatory Provisions....................................... -23-
     Section 6.2  Delegation of Duties......................................... -25-
     Section 6.3  Reliance by Collateral Agent................................. -25-
     Section 6.4  Limitations on Duties of Collateral Agent.................... -26-
     Section 6.5  Moneys To Be Held in Trust................................... -27-
     Section 6.6  Resignation and Removal of the Collateral Agent.............. -27-
     Section 6.7  Secured Parties in Individual Capacities..................... -28-

                                  SECTION VII

                             RELEASE OF COLLATERAL............................. -28-
     Section 7.1  Conditions to Release........................................ -28-
     Section 7.2  Procedure for Release........................................ -29-
     Section 7.3  Effective Time of Release.................................... -29-
     Section 7.4  Release of Certain Collateral................................ -30-

                                 SECTION VIII

                                 MISCELLANEOUS................................. -31-
     Section 8.1  Amendments, Supplements, and Waivers......................... -31-
     Section 8.2  Notices...................................................... -33-
     Section 8.3  Headings..................................................... -34-
     Section 8.4  Severability................................................. -34-
     Section 8.5  Intentionally Omitted........................................ -34-
     Section 8.6  Dealings With the Company.................................... -34-
     Section 8.7  Claims against the Collateral Agent.......................... -35-
     Section 8.8  Binding Effect............................................... -35-
     Section 8.9  Governing Law and Jurisdiction............................... -35-
     Section 8.10  Waiver of Jury Trial........................................ -36-
     Section 8.11  Counterparts................................................ -36-
     Section 8.12  The Company as Agent for Grantors........................... -36-
     Section 8.13  Interest.................................................... -36-

                                     (ii)

Schedules
     I    Glossary
     II   Noteholder Addresses
     III  Bank Addresses

Exhibits

     A    Form of Guaranty

                                     (iii)

                          COLLATERAL AGENCY AGREEMENT
                          ---------------------------


     COLLATERAL AGENCY AGREEMENT ("Agreement") dated as of January 15, 1997 by
                                   ---------
and among SYSTEM SOFTWARE ASSOCIATES, INC, a Delaware corporation ("Company"),
                                                                    -------
SSA JAPAN CORP., a Delaware corporation ("SSJC"), SSA PACIFIC RIM CORP., a
                                          ----
Delaware corporation ("SSPRC"), SYSTEM SOFTWARE ASSOCIATES JAPAN LIMITED
                       -----
LIABILITY COMPANY, a Delaware limited liability company ("SSAJLLC"), SSA
                                                          -------
CARIBBEAN, INC., a Delaware corporation ("SSAC"), and SSA NORTH CENTRAL, INC., a
                                          ----
Delaware corporation ("SSANCI") (together with the Company, collectively
                       ------
referred to herein as the "Grantors" and individually as a "Grantor"), the Agent
                           --------                         -------
(such capitalized term and other capitalized terms not otherwise defined herein have the meanings provided in the "Glossary" as defined below), the Banks, the Noteholders (as defined in the Glossary) and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, not in its individual capacity but solely as collateral agent (in such capacity together with its successors and assigns, being herein referred to as the "Collateral Agent") under this Agreement for the ratable
                    ----------------
benefit of the Secured Parties.

                                   RECITALS
                                   --------

     A. The Company is a party to the Finance Agreements pursuant to which the Company has incurred Obligations.

     B. Defaults have occurred under the Finance Agreements and, in connection with amendments and waivers with respect thereto, the Company has agreed to furnish and cause Subsidiaries to furnish Collateral to the Collateral Agent for the benefit of the Secured Parties.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:


                                   SECTION I

                        COMMON TERMS AND INTERPRETATION
                        -------------------------------

     SECTION 1.1  Definitions and Usage.
                  ---------------------

     (a)  Defined Terms.  ALL CAPITALIZED WORDS AND PHRASES, UNLESS DEFINED
          -------------
HEREIN, SHALL HAVE THE MEANINGS SPECIFIED IN

GLOSSARY OF DEFINITIONS ATTACHED AS SCHEDULE I (THE "GLOSSARY"). Unless
                                                     --------
otherwise defined herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. Terms (including uncapitalized terms) not otherwise defined herein that are defined in the U.C.C. shall have the meanings therein described.

     (b)  The Agreement.  The words "hereof", "herein", "thereunder" and words
          -------------
of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (c)  Certain Common Terms.
          --------------------

          (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

     (d)  Performance; Time.  Whenever any performance obligation hereunder
          -----------------
(other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. Whenever any payment obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall, unless otherwise expressly provided herein, be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

     (e)  Contracts.  Unless otherwise expressly provided herein, references to
          ---------
agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Debt Agreement.

     (f)  Laws.  References to any statute or regulation are to be construed as
          ----
including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (g)  Captions.  The captions and headings of this Agreement are for
          --------
convenience of reference only and shall not affect the interpretation of this Agreement.

     (h)  Singular and Plural.  Words in the singular include the plural and
          -------------------
words in the plural include the singular, except as expressly set forth herein.

     (i)  Controlling Documents.  The Credit Agreement and the Note Agreement
          ---------------------
(the "Finance Agreements") set forth specific duties and obligations and
      ------------------
respective rights and remedies of the parties thereto. In the event of any inconsistency between or among this Agreement and any of the Collateral Documents or the Finance Agreements, this Agreement shall control.


                                  SECTION II

                        CERTAIN OBLIGATIONS AND DUTIES
                    OF THE COLLATERAL AGENT AND THE COMPANY
                    ---------------------------------------

     Section 2.1  Appointment as Collateral Agent.  Each of the Secured Parties
                  -------------------------------
hereby appoints the Collateral Agent and hereby authorizes the Collateral Agent to act as agent for the Secured Parties for the purposes of executing and delivering on their behalf the Collateral Documents, for purposes of perfecting, enforcing and releasing the Secured Parties' Lien and other rights in respect of the Collateral, subject, however, to the provisions of this Agreement and the Collateral Documents.

     Section 2.2  Actions.
                  -------

     (a) The Collateral Agent shall take any action permitted or required hereby, or permitted or otherwise required by the terms of the Finance Agreements with respect to the Collateral and the Collateral Documents, as follows:

          (i)  Authorized Actions.
               ------------------

               (1) The Collateral Agent is authorized and directed on behalf of all the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

               (2) The Secured Parties authorize the Collateral Agent, in accordance with Section 7.4, to release any Lien granted to or held by
                          -----------
          the Collateral Agent upon any Collateral (A) upon the occurrence of the Collateral Agency Agreement Termination Date; (B) constituting Property sold or to be sold or disposed of as part of or in connection with any Disposition permitted under both of the Finance Agreements, as confirmed by the Agent and the Required Noteholders, for their respective Finance Agreements; (C) constituting Property in which the Company or any Grantor owned no interest at the time the Lien was granted or at any time thereafter; (D) constituting Property leased to the Company or a Grantor under a lease which has expired or been terminated in a transaction permitted under both of the Finance Agreements or is about to expire and which has not been, and is not intended by the Company or such Grantor to be, renewed or extended; or
          (E) consisting of an instrument evidencing indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full.

          (ii)  Actions Requiring Prior Approval.  Other than as set forth in
                --------------------------------
     Section 2.2(a)(i) above, the Collateral Agent is not required to take any
     -----------------
     other actions with respect to the Collateral unless authorized in writing by the Majority Holders or the Holders, as the case may be, in accordance with the terms of this Agreement. Upon request by the Collateral Agent at any time, the Majority Holders will confirm in writing, pursuant to this
     Section 2.2(a)(ii), the Collateral Agent's authority to release particular
     ------------------
     types or items of Collateral. Upon the request of all of the Holders, the Collateral Agent shall release all or any portion of the Collateral from the Liens created under the Collateral Documents. Notwithstanding the foregoing, the Collateral Agent shall not take any action which is in conflict with the provisions of law, this Agreement or the Collateral Documents or with respect to which the Collateral Agent has not received adequate security or indemnity as provided in Section 6.3(c). With respect
                                                   --------------
     to actions taken by the Collateral Agent pursuant to this Section
                                                               -------
     2.2(a)(ii), the Collateral Agent may at any time request from the Holders
     ----------
     and receive directions from the Majority Holders as to any course of action with respect to the Collateral Documents or matter relating thereto. Each of the Secured Parties hereby agrees that the Collateral Agent may act as the Majority Holders may request or direct and that the

     Collateral Agent shall have no liability for acting in accordance with such request or direction (provided such action does not conflict with the express terms of this Agreement). The Collateral Agent shall give prompt notice to each of the Holders (and, if no Event of Default has occurred and is continuing, to the Company) of actions taken pursuant to the instructions of the Majority Holders; provided, however, that the failure
                                           --------  -------
     to give any such notice shall not create any liability on the part of the Collateral Agent or impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement of the action so taken. Except as otherwise provided in this Agreement, directions given by Majority Holders to the Collateral Agent hereunder shall be binding on each Secured Party for all purposes.

     (b) None of the Secured Parties, other than the Collateral Agent acting at the direction of the Majority Holders, shall independently enforce any of the rights and remedies against the Collateral provided under the Collateral Documents, provided, however, that (1) each Secured Party shall have the right, under the Collateral Documents, to receive a share of the proceeds of the Collateral, if any, to the extent and at the time provided in Section 4 hereof
                                                              ---------
and (2) nothing in this Section 2.2 shall be deemed to impair or impede any
                        -----------
rights of the Grantors in and to the Collateral as provided herein or in the other Collateral Documents.

     Section 2.3  Additional Collateral Documents.  The Company shall with
                  -------------------------------
reasonable promptness notify the Collateral Agent in the event that any of the Grantors acquires any interest in any Property in which any of the Grantors is obligated to grant a Lien to the Collateral Agent under the terms of any Debt Agreement but which is not covered by a Collateral Document in a manner which will perfect the Collateral Agent's lien on such Collateral without further act or deed of the Collateral Agent and, to the extent that such security interest may be perfected by the execution and/or filing of Collateral Documents, at the relevant Grantor's sole expense, the Collateral Agent shall immediately prepare and the relevant Grantor shall execute and deliver to the Collateral Agent, such Collateral Documents, in form and substance reasonably satisfactory to the Collateral Agent, as are necessary to perfect the Collateral Agent's lien upon and security interest in such Collateral. If the signature of the Collateral Agent is required on any such Collateral Document, the applicable Grantor shall present such Collateral Document to the Collateral Agent for signature and the Collateral Agent shall execute such Collateral Document and shall file such Collateral Document with appropriate public filing and/or recording offices if such filing and/or recording is required or advisable to perfect or protect the Collateral Agent's lien upon and security interest in the Collateral subject to such Collateral Document. The applicable Grantor shall supply the Collateral Agent with an executed copy of each such Collateral Document and the Collateral Agent shall obtain at Grantor's expense satisfactory evidence that each such Collateral Document has been properly filed or recorded, if filing or recording is required under this
Section 2.3.
-----------

                                  SECTION III

                         ACTIONABLE DEFAULTS; REMEDIES
                         -----------------------------

     Section 3.1  Actionable Default.
                  ------------------

     (a) Upon receipt of a Notice of Actionable Default, the Collateral Agent shall, within one (1) Business Day thereafter, notify each Holder and the Grantors in the manner provided in Section 8.2 of this Agreement that an
                                   -----------
Actionable Default exists. Upon receipt of any written directions pursuant to
Section 3.6(a) of this Agreement, the Collateral Agent shall, within one (1)
--------------
Business Day thereafter, send a copy thereof to each Holder and each Grantor.

     (b) The party or parties giving a Notice of Actionable Default (or successors in interest thereto) or the Majority Holders shall be entitled to withdraw it by delivering written notice of withdrawal to the Collateral Agent with a copy to each Grantor (i) before the Collateral Agent takes any action to exercise any remedy with respect to the Collateral, or (ii) thereafter, if (A) the Company indemnifies the Secured Parties (in a manner reasonably satisfactory to the Collateral Agent and the Majority Holders in their sole discretion) with respect to all reasonable costs and expenses incurred by the Secured Parties in connection with withdrawing all actions the Collateral Agent has taken to exercise any remedy or remedies with respect to the Collateral, and (B) the Majority Holders shall have consented in writing to such withdrawal.

     (c) Upon the withdrawal of a Notice of Actionable Default pursuant to the terms and provisions of Section 3.1(b) of this Agreement, to the extent that
                        --------------
such Notice of Actionable Default shall have resulted in the exercise of the rights and remedies provided in this Section 3 or any rights and remedies
                                     ---------
provided in any of the Collateral Documents or shall prohibit the Company or any Grantor from taking certain actions as specified herein, such rights and remedies shall be suspended, and any exercise thereof by the Collateral Agent shall cease, and such prohibitions on the Company or Grantor shall not remain in effect provided that such
       -------- ----
rights and remedies, and such prohibitions, shall be reinstated upon the giving of any later Notice of Actionable Default.

     (d) If a Notice of Actionable Default has been received, and after such Notice of Actionable Default has been withdrawn pursuant to the terms of this Agreement, the Collateral Agent shall with reasonable promptness give notice to the Grantors of any such notice of withdrawal received from the Majority Holders, Holder or the Holders, as the case may be.

     Section 3.2  Remedies.  If and only if the Collateral Agent shall have
                  --------
received a Notice of Actionable Default and until any such Notice of Actionable Default shall be withdrawn pursuant to the terms of this Agreement:

     (a) upon the direction of the Majority Holders, the Collateral Agent shall exercise the rights and remedies provided in this Section 3 and the rights and
                                                  ---------
remedies provided in any of the Collateral Documents; and

     (b) the Grantors hereby irrevocably constitute and appoint the Collateral Agent and any officer or agent thereof, with full power of substitution, as their true and lawful attorney-in-fact with full power and authority in the name of the Grantors, or either of them, or in its own name, from time to time in the Collateral Agent's discretion, upon the Collateral Agent's receipt of a Notice of Actionable Default, for the purpose of carrying out the terms of this Agreement and any of the Collateral Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, hereby grant the Collateral Agent the power and right on behalf of the Grantors, or any of them, without notice to or assent by any of the Grantors, to the extent permitted by applicable law, to do the following:

          (i) to ask for, demand, sue for, collect, receive and give acquittance of any and all moneys due or to become due with respect to the Collateral,

          (ii) to receive, take, endorse, complete, assign and deliver any and all checks, notes, drafts, acceptances, stock transfer forms, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Collateral Agent in connection with this Agreement or any of the Collateral Documents,

          (iii) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral,

          (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Agreement and the Collateral Documents, and

          (v) to do, at its option and at the expense and for the account of any of the Grantors, at any time or from time to time, all acts and things which the Collateral Agent deems reasonably necessary to protect or preserve the Collateral or to realize upon the Collateral.

Notwithstanding anything contained in this Section 3.2 to the contrary, the Collateral Agent shall be entitled to exercise such rights and remedies in respect of the Collateral Documents as specifically provided therein during the occurrence and continuation of the events specified therefor even if no unwithdrawn Notice of Actionable Default is then in existence.

     Section 3.3  Right to Initiate Judicial Proceedings, etc. If and only if
                  -------------------------------------------
the Collateral Agent shall have received a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of Section 3.1(b) hereof, (i) the
                                               --------------
Collateral Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and the Collateral Documents, and (ii) the Collateral Agent may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral, either judicially or non-judicially, and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

     Section 3.4  Appointment of a Receiver.  If and only if the Collateral
                  -------------------------
Agent shall have received a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of Section 3.1(b) hereof,and if a receiver of the Collateral
                       --------------
shall be appointed in a judicial proceeding, Bank of America National Trust and Savings Association or any Affiliate thereof may be appointed as such receiver, so long as such appointment does not conflict with, and is subject to, its obligations under this Agreement. Notwithstanding the appointment of a receiver, the Collateral Agent shall, to the extent permitted by law, be entitled to retain possession and control of all cash held by or deposited with it or its agents or co-trustees pursuant to any provision of this Agreement or any Collateral Document and such cash shall be applied pursuant to Section 4.4 hereof.

     Section 3.5  Exercise of Powers.  All of the powers, remedies and rights of
                  ------------------
the Collateral Agent as set forth in this

Agreement may be exercised by the Collateral Agent in respect of any Collateral Document as though set forth at length therein and all the powers, remedies and rights of the Collateral Agent as set forth in any Collateral Document may be exercised from time to time as herein and therein provided.

     Section 3.6  Control by the Majority Holders.
                  -------------------------------

     (a) Subject to Section 3.6(b) of this Agreement, if the Collateral Agent
                    --------------
shall have received a Notice of Actionable Default and during the period from such receipt until such Notice of Actionable Default is withdrawn in accordance with the provisions of Section 3.1(b) hereof, the Majority Holders shall have
                       --------------
the right, by an instrument in writing executed and delivered to the Collateral Agent, to direct the Collateral Agent to exercise, or to refrain from exercising, any right, remedy or power available to or conferred upon the Collateral Agent hereunder, and in connection therewith, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any trust or power conferred on the Collateral Agent, or for the appointment of a receiver, or for the taking of any other action authorized by this Section 3, provided that the Collateral Agent
                                ---------
shall have received adequate security or indemnity as provided in Section 6.3(c)
                                                                  --------------
of this Agreement.

     (b) The Collateral Agent shall not be obligated to follow any written directions received pursuant to Section 3.6(a) or Section 3.1(b) of this
                                --------------    --------------
Agreement to the extent the Collateral Agent has received a written opinion of its counsel, which counsel shall be chosen by the Collateral Agent in its sole discretion and which counsel may be an employee of the Collateral Agent, to the effect that such written directions are in conflict with any provisions of law or this Agreement; provided, however, under no circumstances shall the
                   --------  -------
Collateral Agent be liable to any Secured Party or any Grantor for following the written instructions of the Majority Holders pursuant to Section 2.2(a)(ii) or
                                                         ------------------
3.6(a) herein.
------

     (c)  Nothing in this Section 3.6 shall impair the right of the Collateral
                          -----------
Agent in its discretion to take or omit to take any action which is deemed proper by the Collateral Agent and which is consistent with this Agreement and not inconsistent with any direction of the Majority Holders; provided, however,
                                                             --------  -------
the Collateral Agent shall not be under any obligation, as a result of this
Section 3.6, to take any action which is discretionary with the Collateral Agent
-----------
under the provisions hereof or under any Collateral Document unless so directed by the Majority Holders.

     Section 3.7  Remedies Not Exclusive.
                  ----------------------

     (a) No remedy conferred upon or reserved to the Collateral Agent herein or in the Collateral Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any of the Collateral Documents or now or hereafter existing at law or in equity or by statute.

     (b) No delay or omission by the Collateral Agent in the exercise of any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Actionable Default or an acquiescence therein; and every right, power and remedy given by this Agreement or any Collateral Document to the Collateral Agent may be exercised from time to time in accordance herewith or therewith and as often as may be deemed expedient by the Collateral Agent.

     (c) In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Collateral Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Grantors, the Collateral Agent and the Holders shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such Collateral Document with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

     (d) All rights of action and rights to assert claims upon or under this Agreement and the Collateral Documents may be enforced by the Collateral Agent without the possession of any Debt Agreement or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Collateral.

     Section 3.8  Waiver of Certain Rights.  If and only if the Collateral Agent
                  ------------------------
shall have received a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of Section 3.1(b) hereof, the Grantors, to the extent they may
                  --------------
lawfully do so, on behalf of themselves and all who may claim through or under them, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, expressly waive and release any, every and all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted under the Collateral Documents, pursuant to judicial proceedings, or upon any foreclosure or any enforcement of this Agreement or the Collateral Documents, and consents and agrees that the Collateral may at any sale be offered and sold as an entirety or otherwise; provided such sale is conducted in a commercially reasonable manner. To the
--------
extent permitted by applicable law and except as otherwise expressly provided in this Agreement or the Finance Agreements, the Grantors hereby waive presentment, demand, protest or any notice of any kind in connection with this Agreement, any Collateral or any Collateral Document.

     Section 3.9   Limitation on Collateral Agent's Duties in Respect of
                   -----------------------------------------------------
Collateral.  The Collateral Agent shall not have any duty to the Grantors or the
----------
Holders with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the preservation of rights against prior parties or any other rights pertaining thereto, beyond its duties set forth in this Agreement and the Collateral Documents as to the custody and release of the Collateral and the accounting to the Grantors and the Holders for moneys received by it hereunder. To the extent, however, that the Collateral Agent or an agent or nominee of the Collateral Agent maintains possession or control of any of the Collateral or the Collateral Documents at any office of any of the Grantors, the Collateral Agent shall, or shall instruct such agent or nominee to, grant the Grantors the access to such Collateral or Collateral Documents which the Grantors may require for the conduct of their respective businesses, as permitted by the Finance Agreements, so long as the Collateral Agent shall not have received a Notice of Actionable Default which has not been withdrawn in accordance with Section
                                                                   -------
3.1(b) of this Agreement.
------

     Section 3.10  Limitation by Law.  All the provisions of this Section 3 are
                   -----------------                              ---------
intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

     Section 3.11  Absolute Rights of Holders.  Notwithstanding any other
                   --------------------------
provision of this Agreement or any provision of any Collateral Document, but subject in all cases to the Finance Agreements, the rights of the Majority Holders under Section 3.6 hereof and the rights of all parties hereto under the
              -----------
Bankruptcy Code, neither the right of each Holder, which is absolute and unconditional, to receive payments of the Obligations held by such Holder on or after the due date thereof as therein expressed, to institute suit for the enforcement of such payment on or after such due date, or to assert its position and views as a secured creditor in, and to otherwise exercise any right (other than the right to enforce any Lien on the Collateral, which shall in all circumstances be exercisable only by the Collateral Agent at the direction of the Majority Holders) it may have in connection with a case under the Bankruptcy Code in which any of the Grantors is a debtor, nor the obligation of any of the Grantors, which is also absolute and unconditional, to pay the Obligations owing by the Company to each Holder at the time and place expressed in the Debt Agreements shall be impaired or affected without the consent of such Holder.

     Section 3.12  Priority of Security.  This Agreement and the Collateral
                   --------------------
Documents are intended to secure the Obligations as provided herein and therein.


                                  SECTION IV

                              COLLATERAL ACCOUNT;
                              -------------------
                CONTROLLED CASH ACCOUNT; APPLICATION OF MONEYS
                ----------------------------------------------

     Section 4.1  The Collateral Account; Controlled Cash Account.  Upon receipt
                  -----------------------------------------------
of a Notice of Actionable Default (but not before such time as the first such notice is received) and at all times thereafter until (i) all Notices of Actionable Default have been withdrawn in accordance with Section 3.1(b) hereof
                                                          --------------
or (ii) this Agreement shall have terminated, there shall be established and maintained with the Collateral Agent an account which shall be entitled the "Collateral Account" (herein called the "Collateral Account"); it being
                                         ------------------    -- -----
understood (A) that such account may, at the election of the Collateral Agent,
----------
consist of the lockbox account established and maintained at ANB pursuant to the Credit Agreement and (B) that automatically on the giving of a Notice of Actionable Default, Bank of America National Trust and Savings Association, qua Collateral Agent, shall have exclusive dominion and control of such lockbox account for the benefit of the Secured Parties and all amounts therein shall be applied in accordance with this Agreement. All moneys which are received by the Collateral Agent with respect to the Collateral after the Collateral Agent shall have received a Notice of Actionable Default which has not been withdrawn in accordance with the terms of Section 3.1(b) hereof shall be deposited in the
                             --------------
Collateral Account and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with the terms of this Agreement. Subject to
Section 4.5 below, all moneys received by the Collateral Agent with respect to
-----------
all or any part of the Collateral either (x) prior to Collateral Agent's receipt
                                  ------
of a Notice of Actionable Default, or (y) after the withdrawal of all pending
                                   --
Notices of Actionable Default in accordance with the terms of Section 3.1(b)
                                                              --------------
hereof and prior to Collateral Agent's receipt of any additional Notice of Actionable Default, shall be delivered to the Company for the benefit of the Grantors.

     Section 4.2  Grant of Security Interest; Control of Collateral Account.
                  ---------------------------------------------------------

     (a) To secure the prompt and complete payment, when due, of all Obligations, the Grantors hereby assign and pledge to the Collateral Agent for the benefit of the Secured Parties and grant to the Collateral Agent for the benefit of the Secured Parties a security interest in all of the right, title and interest of the Grantors, or either of them, in and to the following, whether presently existing or hereafter arising or acquired (the "Liquid
                                                                  ------
Collateral"):  the Collateral Account, all cash deposited therein, all
----------
certificates and instruments, if any, from time to time representing the Collateral Account; all investments from time to time made pursuant to Section
                                                                       -------
4.3 hereof; all notes, certificates of deposit and other instruments from time
---
to time hereafter delivered to or otherwise possessed by the Collateral Agent in substitution for, or in addition to, any or all of the then existing Liquid Collateral; all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Liquid Collateral; and to the extent not covered above, all Proceeds of any and all collections, earnings and accruals with respect to any or all of the foregoing (whether the same are acquired before or after the commencement of a case under the Bankruptcy Code by or against any of the Grantors as a debtor).

     (b) All right, title and interest in and to the Collateral Account shall vest in the Collateral Agent, for the benefit of the Secured Parties, and funds on deposit in the Collateral Account and other Liquid Collateral shall constitute part of the Collateral. The Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent, for the benefit of the Secured Parties.

     Section 4.3  Investment of Funds Deposited in Collateral Account.  The
                  ---------------------------------------------------
Collateral Agent shall invest and reinvest moneys on deposit (and, in the Collateral Agent's reasonable judgment, not required to be disbursed in the next three (3) Business Days) in the Collateral Account at any time in Cash Equivalents; provided, however, that in order to provide the Holders with a
             --------  -------
perfected security interest therein, each such investment shall be either:

          (i) evidenced, or deemed under applicable federal regulations to be evidenced, by negotiable certificates or instruments or nonnegotiable certificates or instruments issued in the name of the Collateral Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Collateral Agent or an agent thereof

     (which shall not be any of the Grantors or any of their respective Affiliates) in California; or

          (ii) in book-entry form and issued in the State of California and in which (in the opinion of independent counsel to the Collateral Agent) the Collateral Agent shall have a perfected ownership or security interest which under applicable law shall not be subject to any other ownership or security interest.

All such investments and the interest and income received thereon and therefrom and the net proceeds realized on the sale thereof shall be held in the Collateral Account as part of the Collateral. Nothing herein shall obligate the Collateral Agent to invest any Collateral in a manner that maximizes the rate of return thereon or obtain any particular return thereon.

     Section 4.4  Application of Moneys In Collateral Account.
                  -------------------------------------------

     (a)  (i) Subject to Section 4.1 hereof, all moneys held by the Collateral
                         -----------
Agent in the Collateral Account shall, to the extent available for distribution, be distributed by the Collateral Agent on the applicable Distribution Date, as follows:

          FIRST: To the Collateral Agent in an amount up to the Collateral Agent's Fees which are unpaid as of such Distribution Date, and to any Secured Party which has theretofore advanced or paid any such Collateral Agent's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date; provided, however,
                                                            --------  -------
     that nothing herein is intended to relieve any of the Grantors of their respective obligations to pay such costs, fees, expenses and liabilities from funds outside of the Collateral Account;

          SECOND: To (A) the Agent, for itself, the Banks and the Issuing Bank; and (B) the Noteholders, ratably up to and in accordance with their respective amounts of all unpaid costs and expenses incurred (1) in the case of the Banks, the Issuing Bank and the Agent, in connection with performing their respective duties under the Credit Agreement, including without limitation those related to the administration and enforcement of the Credit Agreement, and (2) in the case of the Noteholders, in connection with the administration and enforcement of the Note Agreement;

          THIRD: To the Noteholders and the Agent for the benefit of the Banks and the Issuing Bank, ratably in accordance with the principal and accrued interest and other Obligations then owing to each of them under the Note Agreement and the Credit Agreement, respectively; it being
                                                       -- -----
     understood that in the case of outstanding undrawn Letters of Credit, such
     ----------
     Letters of Credit shall, for purposes of calculating the ratable sharing under this clause THIRD, be deemed to be drawn and unreimbursed;

          FOURTH: Any surplus then remaining shall be paid to the Grantors or their respective successors or assigns.

     (b) In the event any of the Obligations are not due and payable on any Distribution Date, the Company shall be deemed for purposes of the distribution made on such Distribution Date to have an obligation to make a prepayment of such Obligation, or, with respect to Letter of Credit Obligations, at the option of the Majority Banks, to provide cash collateral, in each case, in the amount of such Obligations. The amount distributed with respect to an obligation to provide cash collateral for outstanding undrawn Letters of Credit shall (i) be held by the Collateral Agent subject to the provisions of this Section 4.4(b),
                                                               --------------
as cash collateral for such Letters of Credit and (ii) subject to the pro rata distribution requirements of clause THIRD in Section 4.4(a). The Company shall
                                             --------------
be deemed for purposes of the distribution made on such Distribution Date to have an obligation to provide cash collateral in an amount equal to the maximum amount of the outstanding undrawn Letters of Credit. Upon the expiration of, or draw upon, the last remaining theretofore undrawn Letter of Credit for which amounts were received or held by the Collateral Agent for the benefit of the Issuing Bank, any amounts received or held by the Collateral Agent in respect of undrawn Letters of Credit which expired without having been drawn upon shall be distributed to the Noteholders and the Agent for the benefit of the Banks and the Issuing Bank, ratably in accordance with the then remaining unpaid principal and interest and other Obligations owing to each of them under the Note Agreement and the Credit Agreement, respectively.

     Section 4.5  Application of Net Proceeds.  All moneys received or held by
                  ---------------------------
the Collateral Agent as Net Proceeds, shall, to the extent available for distribution, be distributed by the Collateral Agent, as follows:

          FIRST: To the Collateral Agent in an amount up to the Collateral Agent's Fees which are unpaid as of the date of distribution thereof, and to any Secured Party which has theretofore advanced or paid any such Collateral Agent's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such date of distribution; provided, however, that nothing herein is intended to relieve any of the
     --------  -------
     Grantors of their respective
     obligations to pay such costs, fees, expenses and liabilities from funds outside of the Collateral Account;

          SECOND: To (A) the Agent, for itself, the Banks and the Issuing Bank, and (B) the Noteholders, ratably up to and in accordance with their respective amounts of all unpaid costs and expenses incurred (1) in the case of the Banks, the Issuing Bank and the Agent, in connection with performing their respective duties under the Credit Agreement, including without limitation those related to the administration and enforcement of the Credit Agreement, and (2) in the case of the Noteholders, in connection with the administration and enforcement of the Note Agreement; and

          THIRD: To the Noteholders and the Agent for the benefit of the Banks, ratably in accordance with (i) the principal and accrued interest and other Obligations under the Note Agreement then owing to each of the Noteholders and (ii) the Commitments of each of the Banks then in existence under the Credit Agreement.


                                   SECTION V

                       AGREEMENTS WITH COLLATERAL AGENT
                       --------------------------------

     Section 5.1  Delivery of Debt Agreements.  On the date of this Agreement
                  ---------------------------
the Grantors will deliver to the Collateral Agent true and complete copies of the Debt Agreements and the Collateral Documents. The Grantors agree that, promptly upon the execution thereof, the Grantors will deliver to the Collateral Agent a true and complete copy of any and all other Debt Agreements, Collateral Documents and all amendments, restatements, modifications or supplements to any Debt Agreements or Collateral Documents entered into by the Grantors subsequent to the date of this Agreement. Each of the Agent and the Noteholders agree to promptly notify the Collateral Agent of each amendment, restatement, modification or supplement to the Credit Agreement or the Note Agreement, respectively, executed from time to time after the date hereof.

     Section 5.2  Information as to Holders.  The Company agrees that it shall
                  -------------------------
deliver to the Collateral Agent for the benefit of each Holder within thirty
(30) days following the end of each fiscal year of the Company, commencing with the fiscal year ending October 31, 1996 and from time to time upon the reasonable request of the Collateral Agent, a list setting forth, with respect to each of the Finance Agreements, (i) the aggregate principal amount outstanding thereunder, (ii) the interest rate or rates then in effect thereunder, (iii) each Bank's Commitment

(to the extent known to the Company) the names and mailing addresses of each of the Banks and the unpaid principal amount thereof owing to each Bank, and (iv) with respect to the Note Debt, the name and mailing address of each Noteholder and the principal amount owing to each. The Company will furnish to the Collateral Agent on the date of this Agreement a list setting forth the name and address of each party to whom notices must be sent under or with respect to each of the Finance Agreements, and the Company agrees to furnish promptly to the Collateral Agent any changes or additions to such list to the extent the Company acquires knowledge thereof. With respect to information relating to the Note Agreement and the Note Debt, the Collateral Agent may request verification of such information from the Noteholders. With respect to information relating to the Credit Agreement or the Banks, the Collateral Agent may request verification of such information from the Agent.

     Section 5.3  Expenses.
                  --------

     (a)  Except as otherwise provided in Section 5.3(b) below, the Company
                                          --------------
shall pay or reimburse the Collateral Agent within five (5) Business Days after the Company's receipt of demand therefor for all Attorney Costs and out-of-pocket costs and expenses:

          (i) incurred by the Collateral Agent or any of the Secured Parties in connection with the administration of this Agreement and the other Collateral Documents or the Finance Agreements and the development, preparation, delivery, and execution of any amendment, supplement, waiver or modification of this Agreement or any of the Collateral Documents or the Finance Agreements and any other documents prepared in connection herewith or therewith;

          (ii) incurred by the Collateral Agent or any of the Secured Parties in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Collateral Documents or the Finance Agreements, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement or any Collateral Document or the Finance Agreements; and

          (iii) incurred by the Collateral Agent in performing its duties hereunder.

     (b) Demands by the Collateral Agent for payment or reimbursement of any costs and expenses referred to in this Section 5.3 or any other provision of
                                       -----------
this Agreement or any of the other Collateral Documents or the Finance Agreements shall be accompanied by a customary invoice which shall, in the discretion of the Collateral Agent or the Secured Party requesting reimbursement or payment, as the case may be, be subject to redacting. The Company will not dispute the payment or reimbursement of costs and expenses incurred by the Collateral Agent for outside consultants, appraisers, auditors or attorneys provided the Collateral Agent has engaged and paid such Person in accordance with the same standards and practices used for engaging and paying professionals for similar engagements. In the event the Company shall dispute the fact that such a standard for engagement and payment has been applied, the Company shall so notify the Collateral Agent and shall nonetheless pay to the Collateral Agent the amounts due on a timely basis whereupon such amounts will be held in escrow by the Collateral Agent. A payment deposited into escrow pursuant to this
Section 5.3(b), to the extent it is the full amount owed under Section 5.3(a),
--------------                                                 --------------
shall be deemed a payment in full of such amount owed under Section 5.3(a).  The
                                                            --------------
Collateral Agent shall be entitled to apply any such amounts held in escrow if the Company does not commence the dispute resolution process provided for in
Section 5.9 on or before the thirtieth day after such amounts have been paid to
-----------
the Collateral Agent. If the Company commences such proceedings within such 30 day period, the disputed amounts held in escrow by the Collateral Agent pursuant to this Section 5.3(b) shall be disposed of in accordance with the determination
        --------------
made in such proceedings.

     Section 5.4  Stamp and Other Similar Taxes.  The Grantors jointly and
                  -----------------------------
severally agree to indemnify and hold harmless the Collateral Agent from, and shall reimburse the Collateral Agent for, any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected and required to be paid by any jurisdiction and required to be paid in connection with this Agreement, any Collateral Document, the Collateral, or the attachment or perfection of the security interest granted to the Collateral Agent in any Collateral.

     Section 5.5  Filing Fees, Excise Taxes etc.  The Grantors jointly and
                  ------------------------------
severally agree to pay or to reimburse the Collateral Agent-Related Persons for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance, administration and enforcement of this Agreement and each Collateral Document and agrees to save the Collateral Agent-Related Persons harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 5.6  Indemnification.  Subject to the provisions of subsection
                  ---------------
5.6(f) hereof:

     (a) The Company shall pay, indemnify, and hold the Collateral Agent-Related Persons, each Secured Party and their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person")
                                                            ------------------
harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Collateral Documents or the Finance Agreements, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or use of any proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall
                   -----------------------    --------
have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of such Indemnified Person or (ii) to any Secured Party (other than the Collateral Agent qua "Collateral Agent") for damages, penalties, actions, judgments or suits owing to or instituted by another Secured Party.

     (b)  All amounts owing under Sections 5.4, 5.5 and 5.6 shall be paid within
                                  ------------  ---     ---
30 days after demand. As security for such payments under such Sections, the Collateral Agent for the benefit of itself and the other Secured Parties shall have a Lien prior to any other Obligations upon all Collateral and other property and funds held or collected by the Collateral Agent as part of the Collateral. The obligations in Sections 5.4, 5.5 and 5.6(a) shall survive
                                ------------  ---     ------
payment of all Obligations. However, survival of any of the obligations of the Company under Sections 5.4, 5.5 and 5.6(a) shall not impair the obligation of
              ------------  ---     ------
the Collateral Agent to release the Collateral upon the terms and conditions set forth herein as long as no claim under Section 5.4, 5.5 or 5.6 has been
                                       -----------  ---    ---
asserted. If any such claim is asserted, the Collateral Agent shall maintain a security interest in Collateral with sufficient value to satisfy such claim, as reasonably determined by the Collateral Agent.

     (c) Each of the Secured Parties agrees to indemnify the Collateral Agent-Related Persons, ratably in accordance with the amount of the Obligations held by such Secured Party to the extent not reimbursed by the Company or any Grantor or out of any Proceeds for any and all Indemnified Liabilities (except to the extent relating solely to the Finance Agreements), provided, however, (i) that
                                                   --------  -------
no such party shall be liable for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the Collateral Agent-Related Persons and (ii each indemnifying Secured Party shall have a right of subrogation as against the Company and the Grantors to the extent of such indemnification which shall be included in the determination of Obligations owed to it.

     (d)  To assert an indemnity claim against the Company under this Section
                                                                      -------
5.6, an Indemnified Person shall notify the Company in writing as soon as
---
reasonably practicable under the circumstances (provided that upon the Collateral Agent's receipt of any service of process which would cause the Collateral Agent to assert an indemnity claim under this Section 5.6, the
                                                         -----------
Collateral Agent shall notify the Company in writing no later than ten (10) days after receipt of such service of process thereof), stating the facts which entitle such Indemnified Person to make a claim for indemnification; provided that the failure to so notify the Company in writing as soon as reasonably practicable under the circumstances shall void the related indemnity claim (and thereby proportionately reduce the amount payable in respect thereof) only to the extent the Company was prejudiced thereby.

     (e)  The Company shall, at its own cost, expense and risk:

          (i) defend all suits, actions or other legal or administrative proceedings that may be threatened, brought or instituted against such Indemnified Person on account of any matter or matters described in this
     Section 5.6;
     -----------

          (ii) pay or satisfy any judgment, decree or settlement that may be tendered against such Indemnified Person in any such suit, action or other legal or administrative proceeding, provided such Indemnified Person has given notice in accordance herewith; and

          (iii) reimburse such Indemnified Person for any and all reasonable attorney costs, including, without limitation, all Attorney Costs incurred in connection with any of the matters described in this Section 5.6 or in
                                                             -----------
     connection with enforcing the indemnification hereunder, all in accordance with the provisions of Section 5.3 herein.
                            -----------

     (f) Any law firm selected by the Company to defend an indemnified claim which is an Indemnified Liability shall be subject to the reasonable approval of the applicable Indemnified Person, which approval shall not be unreasonably withheld or delayed; provided that upon thirty (30) days prior written notice,
                     --------
the Indemnified Person who is the subject of such indemnified claim which is an Indemnified Liability may elect to defend, using a law firm selected by such Indemnified Person, subject to the reasonable approval of the Company (which approval shall not be unreasonably withheld or delayed), any such claim, loss, action, legal or administrative proceeding at the cost and expense of the Company, if, in the reasonable judgment of such Indemnified Person:

          (i) the defense is not proceeding or being conducted in a professional manner; or

          (ii) there is a conflict of interest between the Indemnified Person and the Company relating to such lawsuit, action, legal or administrative hearing.

     (g) If any Indemnified Person exercises its right to designate counsel pursuant to subsection (f), all costs and expenses thereof shall be paid by the Company in accordance with Section 5.3 herein.
                           -----------

     Section 5.7  Further Assurances.
                  ------------------

     (a) The Grantors will promptly disclose to the Collateral Agent and correct any material defect or error that may be discovered in any material written information, exhibits or reports furnished to the Holders or the Collateral Agent or in any Collateral Document or in the execution, acknowledgement or recordation thereof.

     (b) Promptly upon request by the Collateral Agent, the Grantors shall (and shall cause any of their respective Domestic Subsidiaries to) do, execute, acknowledge, deliver, record, rerecord, file, refile, register and reregister, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Collateral Agent may reasonably require from time to time in order (i) to grant to the Collateral Agent a valid and perfected lien in accordance with the Collateral Documents on the Collateral, (ii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents, and the liens intended to be created thereby, and (iii) to convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent the rights granted or now or hereafter intended to be granted to the Holders or the Collateral Agent under any Collateral Document.

     Section 5.8  Information Sharing.  (a)  In accordance with the terms and
                  -------------------
conditions of Section 7.10 of the Credit Agreement, Agent, Banks and their
              ------------
agents are permitted access to the Grantors' books and records and may make site visits pursuant to such Sections. For so long as the Credit Agreement is in effect, each of the Banks and the Agent hereby agree to make available to Noteholders (who make a request in accordance with this Section) information in its possession (exclusive of Proprietary Information) obtained from the Company through such access and site visits within the 12 consecutive calendar month period most recently ended, provided that the Agent or the relevant Bank receives a written request for such information from the Noteholders holding at least twenty five percent (25%) of the principal amount of the outstanding Notes. Additionally, as long as the Note Agreement is in effect, each Noteholder agrees to make available information to the Agent and any Bank who specifically request information (exclusive of Proprietary Information) obtained by such Noteholder from the Company under Section 6.6 or 6.7 of the Note Agreement
                                  -----------    ---
within the 12 consecutive calendar month period most recently ended, provided such Noteholder receives a written request for such information from the Banks holding, individually or collectively, at least 25% of the principal amount of the outstanding Loans (as defined in the Credit Agreement) (or Commitments (as defined in the Credit Agreement) if no Loans (as defined in the Credit Agreement) are then outstanding).

     (b) Any Secured Party providing information pursuant to this Section shall not be deemed to be making any representation or warranty regarding the veracity or completeness of such information, and such party shall not be responsible to any other Secured Party for the validity, effectiveness, genuineness or sufficiency thereof. Any Secured Party requesting information pursuant to this Section shall indemnify, and the Company and the other Grantors shall release, the Secured Party providing such information, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Secured Party providing such information in any way relating to compliance with any request under this Section and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to compliance with any request under this Section, whether or not the indemnified Secured Party is a party thereto, provided, however, that no such
                                              --------  -------
indemnifying party shall be liable for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the indemnified party. Notwithstanding anything to the contrary in the Finance Agreements, the Company consents to the information sharing arrangement provided for in this Section.

     Section 5.9  Dispute Resolution Mechanism for Certain Matters.  Any
                  ------------------------------------------------
controversy, dispute or claim arising out of or in connection with the determination of whether the Collateral Agent shall have used its standard procedures and practices for engaging and paying any professional as provided in Section 5.3 herein, shall be
                                                    -----------
settled at the request of any party to this Agreement by final and binding arbitration conducted at a location determined by an arbitrator in Chicago, Illinois by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration & Mediation Services, Inc., and judgment upon any decision rendered by the arbitrator may be entered by any state or federal court having jurisdiction. The arbitrator shall determine which is the prevailing party and the non-prevailing party shall pay the reasonable costs and expenses, including attorneys' costs and fees, incurred by the parties in connection with such arbitration.


                                  SECTION VI

                             THE COLLATERAL AGENT
                             --------------------

     Section 6.1  Exculpatory Provisions.
                  ----------------------

     (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Collateral Documents, and the Collateral Agent shall not by reason of this Agreement or the Collateral Documents be a trustee for any Holder or have any other fiduciary obligation to any other Holder (including any obligation under the Trust Indenture Act of 1939, as amended). The Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in, or made in connection with any agreement or notes evidencing any of the Obligations, or the Debt Agreements or in any certificate or other document referred to or provided for in, or received by any of them, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Debt Agreements, or any other document referred to therein or any lien under the Collateral Documents, or the perfection or priority of any such lien or for any failure by any party to any such agreement to perform any of its respective obligations under any of the Debt Agreements. None of the Collateral Agent-Related Persons shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges, assessments of liens upon the Collateral or otherwise as to the maintenance of the Collateral.

     (b) From time to time, upon request by the Collateral Agent, each of the Secured Parties will promptly notify the Collateral Agent of the aggregate amount of the outstanding

Obligations owing to each of them as at such date as the Collateral Agent may specify and of any payment received by them to be applied to the Obligations owing to them.

     (c) Subject to the provisions of the Collateral Documents concerning the Collateral Agent's duty of care with respect to certificates evidencing the Pledged Shares in the Collateral Agent's possession, the Collateral Agent shall not be personally liable for any acts, omissions, errors of judgment or mistakes of fact or law made, taken or omitted to be made or taken by it in accordance with this Agreement or any Collateral Document (including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral), except for those arising out of or in connection with the Collateral Agent's gross negligence or willful misconduct. Notwithstanding anything set forth herein to the contrary, the Collateral Agent shall have a duty of reasonable care with respect to any "instruments" (as defined in Section 9-105 of the U.C.C.), documents or other items which are delivered to the Collateral Agent or its designated representatives as part of the Collateral and are in the Collateral Agent's or its designated representatives' possession and control.

     Section 6.2  Delegation of Duties.  The Collateral Agent may perform any
                  --------------------
duty hereunder either directly or by or through agents, nominees or attorneys-in-fact, which may include employees or officers of the Company. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such duties.

     Section 6.3  Reliance by Collateral Agent.
                  ----------------------------

     (a) The Collateral Agent may consult with its counsel, accountants or other experts in connection with the fulfillment of its duties hereunder, and the Collateral Agent shall be entitled to rely on the opinion of such counsel, accountants or other experts in connection with any action taken, omitted to be taken or suffered by Collateral Agent in fulfilling its duties hereunder.

     (b) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties, including, for the purpose of identifying the Majority Holders and the amounts of Obligations, the Holders thereof and Commitments held by them and the information provided by the Grantors and the Agent and the Noteholders to the Collateral

Agent pursuant to Section 5.2 of this Agreement. In the absence of its gross
                  -----------
negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Collateral Document.

     (c)  If the Collateral Agent has been requested to take action pursuant to
Section 2.2 or Section 3.6 of this Agreement, the Collateral Agent shall not be
-----------    -----------
under any obligation to exercise any of the rights vested in the Collateral Agent by this Agreement or any Collateral Document unless the Collateral Agent shall have been provided adequate security and indemnity (as and when required herein) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.

     (d) The Collateral Agent shall treat the Holder of any Note registered with the Company as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such Note shall be past due or not.

     (e) Any Person who shall be designated as the duly authorized representative of one or more Holders to act as such in connection with any matters pertaining to this Agreement or any Collateral Document or the Collateral shall present to the Collateral Agent such documents, including, without limitation, opinions of counsel, as the Collateral Agent may reasonably request, in order to demonstrate to the Collateral Agent the authority of such Person to act as the representative of such Holder(s); provided that, unless the
                                                       -------- ----
Collateral Agent has received a prior written notice to the contrary from any Bank, the Collateral Agent may conclusively presume that the Agent is the duly authorized representative of all Banks.

     Section 6.4  Limitations on Duties of Collateral Agent.
                  -----------------------------------------

     (a) The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement or in any Collateral Document, and no implied covenants or obligations shall be read into this Agreement or any Collateral Document against the Collateral Agent. The Collateral Agent shall, upon receipt of a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of Section 3.1(b) hereof, exercise
                                               --------------
the rights vested in it by this Agreement or by any Collateral Document, and the Collateral Agent shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Majority Holders pursuant to Section 2.2 or
                                                                  -----------
3.6 of this Agreement.
---

     (b) Except as herein otherwise expressly provided, including, without limitation, upon the written request of the Majority Holders pursuant to Section
                                                                         -------
2.2 or 3.6 of this Agreement, the Collateral Agent shall not be under any
---    ---
obligation to take any action which is discretionary with the Collateral Agent under the provisions hereof or under any Collateral Document. The Collateral Agent shall furnish to each Holder promptly upon receipt thereof a copy of each certificate or other paper furnished to the Collateral Agent by any of the Grantors under or in respect of this Agreement, any Collateral Document or any of the Collateral, unless by the express terms of any Collateral Document a copy of the same is required to be furnished by some other Person directly to the Holders, or the Collateral Agent shall have determined that the same has already been so furnished; provided, however, that the Collateral Agent shall have no
                   --------  -------
liability for its inadvertent failure to furnish any such Person with any such copies and the Collateral Agent shall not be required to furnish copies of documents which are not material unless reasonably requested to do so by a Holder.

     Section 6.5  Moneys To Be Held in Trust.  All moneys received by the
                  --------------------------
Collateral Agent under or pursuant to any provision of this Agreement or any Collateral Document shall be held in trust for the purposes for which they were paid or are held. No other fiduciary duty or relationship is created or intended between the parties hereto.

     Section 6.6  Resignation and Removal of the Collateral Agent.
                  -----------------------------------------------

     (a) The Collateral Agent may resign at any time by giving at least 30 days' written notice thereof to the other Holders and to the Grantors (such resignation to take effect as hereinafter provided), and the Collateral Agent may be removed at any time by the Majority Holders. In the event of any such resignation or removal of the Collateral Agent, the Majority Holders shall thereupon have the right to appoint a successor Collateral Agent, which successor Collateral Agent shall, if no Notice of Actionable Default shall have been given and not withdrawn, be subject to the prior approval of the Grantors, which approval shall not be unreasonably withheld. If no successor Collateral Agent shall have been so appointed by the Majority Holders and shall have accepted such appointment within 30 days after the notice of the intent of the Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (a) shall be either a Holder or a commercial bank organized under the laws of the

United States of America or any state thereof and having a combined capital and surplus of at least $100,000,000.

     (b) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall pay over to the successor Collateral Agent all Collateral and Proceeds thereof which it holds and thereupon be discharged from its duties and future obligations hereunder. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of Sections 5 and 6 shall continue in effect for its benefit in respect of any
----------     -
actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

     Section 6.7  Secured Parties in Individual Capacities.  Each of the Secured
                  ----------------------------------------
Parties and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though such Secured Party were not a "Secured Party" hereunder and without notice to or consent of the Holders. The Holders acknowledge that, pursuant to such activities, each Secured Party or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that such Secured Party shall be under no obligation, except as expressly provided hereunder with respect to information obtained pursuant to the Debt Agreements, to provide such information to them.


                                  SECTION VII

                             RELEASE OF COLLATERAL
                             ---------------------

     Section 7.1  Conditions to Release.
                  ---------------------

     (a)  Subject to this Section 7.1(a) and to Section 7.2(a), all of the
                          --------------        --------------  ---
Collateral shall be released on the date (the "Collateral Agency Agreement
                                               ---------------------------
Termination Date") which shall be the earlier of:
----------------

          (i) the date on which all of the principal, interest, fees, costs and expenses and indemnities (then determinable) and other Obligations owing under the Debt Agreements, including, without limitation, all accrued and unpaid

     Collateral Agent's Fees, shall have been paid in full (subject to the survival of indemnities under Section 5.6(b) hereof, under Sections 11.7
                                   --------------
     and 12.5 of the Credit Agreement and under the Note Agreement) and the Commitments of the Banks shall have been terminated pursuant to the terms of the Credit Agreement and no Letters of Credit shall be outstanding; or

          (ii) the date on which (A) the Company shall have received written instructions from all of the Holders instructing the Company to direct the Collateral Agent to release the Collateral, and (B) accrued and unpaid Collateral Agent's Fees shall have been paid in full.

     (b) Each of the Collateral Agent and the Holders agrees that it, or its designated agent, shall promptly provide on the written request of the Company, payoff letters setting forth the determinable amounts for the items described in clause (a)(i) above and, upon payment of such amounts, all certificates and notices to the Collateral Agent required pursuant to Section 7.2(a).
                                                     --------------

     (c) If any payment or transfer of any interest in property by any Grantor to the Collateral Agent or any other Secured Party in fulfillment of any Obligation is rescinded or must at any time (including after the Collateral Agency Agreement Termination Date) be returned, in whole or in part, by the Collateral Agent or any other Secured Party to the Company or any other Person, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the provisions of this Agreement and the other Collateral Documents shall be reinstated with respect to any such payment or transfer, regardless of any prior return of Collateral or cancellation or termination of any Lien in respect thereof.

     Section 7.2  Procedure for Release.  The procedure for release of the
                  ---------------------
Collateral shall be as set forth in Section 7.2(a) or Section 7.4 of this
                                    --------------    -----------
Agreement, as applicable.

     (a)  Discharge Notice.
          ----------------

          (i) Upon the occurrence of the Collateral Agency Agreement Termination Date, the Company shall deliver to the Collateral Agent (A) a Discharge Notice, together with (B) certificates from the Agent and each Noteholder certifying that one of the events described in Sections
                                                               --------
     7.1(a)(i) and (ii) have occurred.
     ---------     ----

          (ii) After receipt by the Collateral Agent of a Discharge Notice certifying that one of the events set forth in Section 7.1(a)(i) or Section
                                                    -----------------    -------
     7.1(a) (ii) of this Agreement has occurred, together with such certificates
     ------
     as
     are required by Section 7.2(a)(i), the Collateral Agent shall, to the
                     -----------------
     extent requested by the Company, promptly take the actions set forth in Sections 7.3(a) and (b) of this Agreement.
     ---------------     ---

     (b)  Intentionally omitted.

     Section 7.3  Effective Time of Release.
                  -------------------------

     (a)  In the event that the provisions of Section 7.2 of this Agreement are
                                              -----------
applicable, the Collateral Agent shall promptly release the Collateral effective with the occurrence of the Collateral Agency Agreement Termination Date. The Collateral Agent shall promptly notify the Company and the Holders, in the manner specified in Section 8.2 of this Agreement, on receipt of a Discharge
                    -----------
Notice.

     (b) When the release of any of the Collateral is effective, all right, title and interest of the Collateral Agent and the Secured Parties in, to and under such Collateral and the Collateral Documents with respect to such Collateral shall terminate and shall revert to the Grantors or their respective successors and assigns, and the estate, right, title and interest of the Collateral Agent and the Secured Parties therein shall thereupon cease, terminate and become void. In such case, the Grantors shall deliver to the Collateral Agent one or more instruments of discharge, satisfaction and release in form reasonably satisfactory to the Collateral Agent, and, at the cost and expense of the Company or its successors or assigns, the Collateral Agent shall execute a discharge, satisfaction or release of such Collateral Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of such Collateral Documents and the Liens and assignments granted thereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to each of the Grantors, all such property, including all moneys, instruments and securities of each Grantor, then held by the Collateral Agent. The cancellation and satisfaction of such Collateral Documents shall be without prejudice to the rights of the Collateral Agent or any successor Collateral Agent to charge and be reimbursed for any expenditures which it may thereafter incur in connection with this Section 7.3.
          -----------

     Section 7.4  Release of Certain Collateral.  To the extent that (a) the
                  -----------------------------
Majority Holders, at the request of the Company, instruct the release of specified portions of the Collateral pursuant to Section 2.2 of this Agreement,
                                                 -----------
or (b) the security interest in any Collateral granted pursuant to any of the Collateral Documents is otherwise terminated or released as required by law or in accordance with the terms thereof upon the

Disposition of any part of the Collateral as permitted by such Collateral Document and both of the Finance Agreements, all right, title and interest of the Collateral Agent in, to and under such Property and the security interest of the Collateral Agent therein shall terminate and shall revert to the applicable Grantor or its successors assigns, and the estate, right, title and interest of the Collateral Agent therein shall thereupon cease, terminate and become void. The Company's request for any such release shall be accompanied by a written certification by the Company, in form reasonably satisfactory to the Collateral Agent, that, as of the date of such release, no Actionable Default has occurred and is continuing. Following such request, instructions or other termination or release, the Collateral Agent shall, upon the written request of the Company, its successors or assigns and at the cost and expense of such Grantor or its successors or assigns, execute such instruments and take such other actions as are necessary to terminate any such security interest and otherwise effectuate the release of the specified portions of the Collateral from the lien of such security interest. Such termination and release shall be without prejudice to the rights of the Collateral Agent or any successor collateral agent to charge and be reimbursed for any expenditures which it may thereafter incur in connection with this Section 7.4.
                     -----------


                                  SECTION VII

                                 MISCELLANEOUS
                                 -------------

     Section 8.1  Amendments, Supplements, and Waivers.
                  ------------------------------------

     (a) The Collateral Agent, the Majority Holders and the Grantors may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any of the Collateral Documents or amending the definition of any capitalized term used herein or therein, as such capitalized term is used herein or therein, or changing in any manner the rights of the Collateral Agent, the Holders or the Grantors hereunder or thereunder; provided, however, that no such supplemental agreement shall:
               --------  -------

          (i)  amend, modify or waive any provision of Section 7 or this Section
                                                       ---------         -------
     8.1 without the written consent of each Holder;
     ---

          (ii) reduce the percentage specified in the definition of Majority Holders without the written consent of each of the Holders; or

          (iii)  amend, modify or waive any provision of Section 4.4 of this
                                                       -----------
     Agreement or the definition of the term Obligations without the written consent of any Secured Party whose rights would be adversely affected thereby; provided that this clause (iii) shall not apply to any such
              --------
     amendment or modification which only adds additional obligations of the Grantors to the definition of "Obligations"; or

          (iv) be effective without the written consent of the Collateral Agent and the Grantors.

Any such supplemental agreement shall be binding upon the Grantors, the Holders and the Collateral Agent and their respective successors and assigns. The Collateral Agent shall not enter into any such supplemental agreement unless it shall have received a certificate signed by an Authorized Officer of the Company to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in any of the Debt Agreements. Prior to executing any amendment pursuant to the terms of this Section 8.1(a), the
                                                      --------------
Collateral Agent shall be entitled to receive an opinion of counsel to the effect that the execution of such document is authorized hereunder.

     (b) Without the consent of the Holders, the Grantors and the Collateral Agent, at any time and from time to time, may enter into additional Collateral Documents or one or more agreements supplemental hereto or to any Collateral Document, in form satisfactory to the Collateral Agent:

          (i) to add to the covenants of the Grantors for the benefit of the Holders;

          (ii) to mortgage, pledge or grant a security interest in favor of the Collateral Agent as additional security for the Obligations pursuant to any Collateral Document; or

          (iii) to cure any ambiguity, to correct or supplement any provision herein or in any Collateral Document which may be defective or inconsistent with any other provision herein or therein; provided, however, that any
                                                 --------  -------
     such action contemplated in this clause (iii) shall not adversely affect the interests of the Holders in any manner whatsoever.

     (c) Without the consent of the Holders, the Grantors and the Collateral Agent may, at the direction of the Agent, or any of the Noteholders and at any time and from time to time, add additional Persons ("Additional Grantors") to
                                                     -------------------
this Agreement, or any of the Collateral Documents, and such additional provisions hereto and thereto as may be necessary or appropriate to effect the grant by such Additional Grantors of Liens on any assets of such Additional Grantors as additional security for the Obligations.

     (d)  It shall not be necessary for the consent of the Holders under this
Section 8.1 to approve the particular form of any proposed amendment or
-----------
supplement, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or supplement under this Section 8.1 becomes effective
                                                 -----------
in accordance with its terms, the Company shall mail to the Collateral Agent, the Agent and each Holder an executed copy of such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.1.
                                               -----------

     Section 8.2  Notices.  All notices, demands, requests, consents and other
                  -------
communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company or any Grantor or to the Company or any Grantor by facsimile (i) shall be immediately confirmed by a telephone call to the recipient, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed or delivered:

     (a) if to the Company or any other Grantor, at: 500 West Madison, 32nd Floor, Chicago, Illinois 60661, Telecopy No. (312) 641-3737, Attention: Chief Financial Officer, or at such other address as shall be designated by it in a written notice to the Collateral Agent and the Secured Parties, with a copy thereof to Sachnoff & Weaver, Ltd., 30 South Wacker Drive, 29th Floor, Chicago, Illinois 60606-7484, Telecopy No. (312) 207-6400, Attention: William M. Weaver ;

     (b) if to the Collateral Agent at: 1455 Market Street, 12th Floor #10831, San Francisco, CA. 94103, Telecopy No. (415) 436-3425, or at such other address as shall be designated by it in a written notice to the Company and the Secured Parties, with a copy to McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606-5096, Telecopy Number: (312) 984-7700, Attention: J. Robert McMenamin;

     (c) if to the Agent to Bank of America National Trust and Savings Association at 1455 Market Street, 12th Floor, #10831, San Francisco, CA. 94103, Telecopy No. (415) 436-3425, or at such other address as shall be designated by the Agent in a written notice to the Company, the Collateral Agent and the Secured Parties, with a copy to McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606-5096, Telecopy Number: (312) 984-7700, Attention: J. Robert McMenamin; and

     (d)  if to any Noteholder at the address for such Noteholder set forth on
Schedule II hereto, or at such other address as shall be designated by any Noteholder in a written notice to the Collateral Agent and the Secured Parties; and

     (e) if to any Bank, at the address set forth for such Bank on Schedule III attached hereto, or at such other address as shall be designated by the applicable Bank in a written notice to the Collateral Agent and the Secured Parties.

All such notices, requests and communications shall, when transmitted by mail, overnight delivery, or faxed, be effective when received.

The Grantors acknowledge and agree that any agreement of the Collateral Agent and the Holders in this Section 8.2 herein to receive certain notices by
                        -----------
telephone and facsimile is solely for the convenience and at the request of the Grantors. The Collateral Agent and the Holders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Grantors to give such notice and the Collateral Agent and the Holders shall not have any liability to the Grantors or other Person on account of any action taken or not taken by the Collateral Agent or the Holders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Obligations shall not be affected in any way or to any extent by any failure by the Collateral Agent and the Holders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Collateral Agent and the Holders of a confirmation which is at variance with the terms understood by the Collateral Agent and the Holders to be contained in the telephonic or facsimile notice.

     Section 8.3  Headings.  Section, subsection and other head ings used in
                  --------
this Agreement are for convenience only and shall not affect the construction of this Agreement.

     Section 8.4  Severability.  Any provision of this Agreement which is
                  ------------
prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that this Agreement shall be construed so as to
                    -------- ----
give effect to the intention expressed in Section 3.12 hereof.
                                          ------------

     Section 8.5  Intentionally Omitted.
                  ---------------------

     Section 8.6  Dealings With the Company.
                  -------------------------

     (a) Upon any application or demand by any of the Grantors to the Collateral Agent to take or permit any action under any of the provisions of this Agreement or any Collateral Document, such Grantor shall furnish to the Collateral Agent a certificate signed by an Authorized Officer of such Grantor stating that all conditions precedent, if any, provided for in this Agreement or any Collateral Document relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document, relating to such particular application or demand, no additional certificate or opinion need be furnished.

     (b) Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of Authorized Officers of the applicable Grantor delivered to the Collateral Agent.

     Section 8.7  Claims against the Collateral Agent.  Any claims or causes of
                  -----------------------------------
action which the Holders or the Grantors shall have against the Collateral Agent shall survive the termination of this Agreement and the release of the Collateral hereunder.

     Section 8.8  Binding Effect.
                  --------------

     (a) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Holders and their respective successors and assigns, and nothing herein or in any Collateral Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any Collateral Document or the Collateral.

     (b) The Grantors jointly and severally agree to pay the Collateral Agent's Fees in accordance with the provisions of Section 5.3 herein. In the event the
                                          -----------
Grantors fail to pay the Collateral Agent's Fees and the Collateral Agent's Fees cannot be paid out of amounts received in the Collateral Account, each Secured Party agrees to pay the Collateral Agent's Fees, ratably in accordance with the proportion of the Obligations held by it.

     Section 8.9  Governing Law and Jurisdiction.
                  ------------------------------

     (a) THIS AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS UNDER ANY OF THE COLLATERAL DOCUMENTS, OR THE REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER

THAN ILLINOIS, PROVIDED THAT THE COLLATERAL AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER COLLATERAL DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GRANTORS, THE COLLATERAL AGENT AND THE HOLDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GRANTORS, THE COLLATERAL AGENT AND THE HOLDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON-CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

     Section 8.10  Waiver of Jury Trial.  THE GRANTORS, THE HOLDERS AND THE
                   --------------------
COLLATERAL AGENT EACH WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER COLLATERAL DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GRANTORS, THE HOLDERS AND THE COLLATERAL AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 8.10 AS TO ANY ACTION, COUNTERCLAIM
                                    ------------
OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER COLLATERAL DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS.

     Section 8.11  Counterparts.  This Agreement may be executed in separate
                   ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     Section 8.12  The Company as Agent for Grantors.  Each Grantor hereby
                   ---------------------------------
designates and appoints the Company as the agent of such Grantor, and each Grantor irrevocably authorizes the Company, to execute and deliver any notice required hereunder on behalf of such Grantor. Any notice required to be delivered to any Grantor hereunder shall be deemed delivered to such Grantor when delivered to the Company in accordance with the terms hereof. The Company hereby accepts such designation as agent for the Grantors until all Obligations have been paid in full and this Agreement has been terminated. Each Grantor agrees not to revoke, modify or withdraw such designation until all Obligations have been paid in full and this Agreement has been terminated.

     Section 8.1  Interest.  Any amounts payable to the Collateral Agent or a
                  --------
Secured Party under this Collateral Agency Agreement or under any of the Collateral Documents if not paid when due shall bear interest from the date due until paid in full, at the higher of (i) the rate of interest applicable from time to time for Base Rate Loans (as defined in the Credit Agreement) under
Section 2.10(c) of the Credit Agreement and (ii) the rate of interest chargeable for overdue amounts under the Note Agreement. This provision shall survive the termination of the Finance Agreements.

     In witness whereof, the parties have executed this Agreement as of the day hereinabove first written.

                                          SYSTEM SOFTWARE ASSOCIATES, INC.


                                          By:  _________________________
                                          Its: _________________________



                                          SYSTEM SOFTWARE ASSOCIATES JAPAN
                                          LIMITED LIABILITY COMPANY


                                          By:  _________________________
                                          Its: _________________________



                                          SSA JAPAN CORP.


                                          By:  _________________________
                                          Its: _________________________



                                          SSA PACIFIC RIM CORP.


                                          By:  _________________________
                                          Its: _________________________



                                          SSA NORTH CENTRAL, INC.


                                          By:  _________________________
                                          Its: _________________________



                                          SSA CARIBBEAN, INC.


                                          By:  _________________________
                                          Its: _________________________

Collateral Agency Agreement

                                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION (as Collateral Agent)


                                  By: ______________________________________
                                  Name: ____________________________________
                                  Title: ___________________________________



                                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION (as Agent for BAI and ANB)


                                  By: ______________________________________
                                  Name: ____________________________________
                                  Title: ___________________________________


                                  BANK OF AMERICA ILLINOIS
                                  (individually and as Issuing Bank)


                                  By: ______________________________________
                                  Name: ____________________________________
                                  Title: ___________________________________


                                  AMERICAN NATIONAL BANK AND TRUST
                                  COMPANY OF CHICAGO


                                  By: ______________________________________
                                  Name: ____________________________________
                                  Title: ___________________________________


                                  PRINCIPAL MUTUAL LIFE INSURANCE
                                  COMPANY


                                  By: ______________________________________
                                  Name: ____________________________________
                                  Title: ___________________________________


                                  By: ______________________________________
                                  Name: ____________________________________
                                  Title: ___________________________________


Collateral Agency Agreement

                                           MASSACHUSETTS MUTUAL LIFE INSURANCE
                                           COMPANY

                                           By: ______________________________
                                           Name: ____________________________
                                           Title:____________________________





Collateral Agency Agreement

                                  Schedule I

                                   Glossary





Collateral Agency Agreement
Schedule I - Glossary

                                  Schedule II

                             Noteholder Addresses

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
711 High Street
Des Moines, IA  50392-0301
Attention: John Cleavenger
Fax:  (515) 248-0483



MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
1295 State Street
Mail Station F-461
Springfield, MA  01111
Attention: Steven Katz
Fax:  (413) 744-6127

in each case with a copy to:

     GARDNER, CARTON & DOUGLAS
     Quaker Tower, Suite 3400
     321 North Clark Street
     Chicago, IL  60610-4795
     Attention:  Wendy Freyer
                 Dewey B. Crawford
     Fax:  (312) 644-3381




Collateral Agency Agreement
Schedule II - Noteholder Addresses

                                 Schedule III

                                Bank Addresses

If to Bank of America Illinois:

     BANK OF AMERICA NT & SA
     Special Assets Group 4346
     333 S. Beaudry Avenue; 9th Floor
     Los Angeles, CA  90017
     Attention: Leslie Reuter
     FAX:  (213) 345-9644

     with copies to:

          BANK OF AMERICA NT & SA
          The Mid-Cap Technology Division
          530 Lytton Avenue
          Palo Alto, CA  94301
          Attention: Cecilia K. Person
          FAX:  (415) 853-4687

          BANK OF AMERICA NT & SA
          Legal Department-U.S. Wholesale
          555 California, 8th Floor
          San Francisco, CA  94104
          Attention: Nancy Leventhal, Esq.
          FAX:  (415) 622-2390

          BANK OF AMERICA NT & SA
          Agency Management, Unit # 10831
          1455 Market Street, 12th FL
          San Francisco, CA  94103
          Attention: Wendy Young
          FAX:   (415) 436-3425

If to American National Bank and Trust Company of Chicago:

     AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
     33 North LaSalle Street
     Chicago, IL  60690
     Attention:  Isra Z. Ekbal
                 Ann Gibson
     FAX:  (312) 661-3566






Collateral Agency Agreement
Schedule III - Bank Addresses